EXHIBIT 10.2

(TO THIRD QUARTER FORM 10-Q OF WELLS FUND XIII)

LEASE

BY AND BETWEEN

TWO PARK CENTER, L.L.C.,

AS LANDLORD

AND

AMERICAN INTERCONTINENTAL UNIVERSITY, INC.,

AS TENANT

Article			Page
16	EXTENSION OPTION		38

17	RIGHT OF FIRST OFFER		40

18	SIGNAGE		43

19	SECURITY		43

20	EXCLUSIVE		43

21	SATELLITE DISH LICENSE		43

22	STORAGE SPACE		45

23	GUARANTY		46

24	MISCELLANEOUS GENERAL PROVISIONS		46
	24.1	Estoppel Certificate	46
	24.2	Real Estate Broker	47
	24.3	Governing Law	47
	24.4	Complete Agreement; Amendments	47
	24.5	Successors and Assigns	47
	24.6	Time Is of the Essence	47
	24.7	Remedies and Rights May Be Exercised by Landlord In Its Own Name	47
	24.8	Severability of Invalid Provisions	48
	24.9	Definition of the Relationship between the Parties	48
	24.10	Certain Words, Gender and Headings	48
	24.11	Rights Reserved to Landlord	48
	24.12	Americans With Disabilities Act (“ADA”)	49
	24.13	Hazardous Substances	49
	24.14	Excuse of Landlord’s or Tenant’s Inability to Perform	51
	24.15	Financial Statements	52
	24.16	Declarations	52
	24.17	Corporate Authority	52
	24.18	Examination of Lease	52
	24.19	Limitation of Landlord’s Liability	52

Article			Page

EXHIBITS

EXHIBIT A	-	LEGAL DESCRIPTION OF PROJECT
EXHIBIT B	-	SITE PLAN OF PROJECT
EXHIBIT C	-	FLOOR PLAN OF PREMISES
EXHIBIT D	-	RULES AND REGULATIONS
EXHIBIT E	-	FORM OF GUARANTY
EXHIBIT F	-	JANITORIAL AND MAINTENANCE SCHEDULE
EXHIBIT G	-	UNIMPROVED FOURTH FLOOR SPACE WORKLETTER
EXHIBIT H	-	SECOND FLOOR WORKLETTER
EXHIBIT I	-	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is entered into and made as of the 13th day of March, 2002, by and between Two Park Center, L.L.C., a Delaware limited liability company, as landlord (“Landlord”), and American InterContinental University, Inc., a Georgia corporation as tenant (“Tenant”).

ARTICLE 1

BASIC LEASE PROVISIONS AND LEASE OF PREMISES

1.1 Basic Lease Provisions. The basic terms of this Lease are known as the “Basic Lease Provisions”, which are set forth below:

A. “Base Rent”: As provided in Section 3.1.

B. “Term”: Six (6) years and two (2) months, subject to extension as provided in Article 16 hereof.

C. “Commencement Date”: May 1, 2002.

D. “Premises Location”: Portions of the fourth floor of the Building, as depicted on Exhibit C attached hereto, together with a portion of the second floor of the Building in a location to be determined as set forth in Section 2.1 hereof.

E. “Tenant’s Building Expense Percentage”: Initially, 10.33%. Upon the occurrence of the First Expansion Date, 15.49%. Upon the occurrence of the Second Expansion Date, 20.99%. Upon the occurrence of the Third Expansion Date, 31.31%.

F. “Total Number of Square Feet of Rentable Area in the Building”: 193,701.

G. “Total Number of Square Feet of Rentable Area in the Premises”: Initially, 20,000. Upon the occurrence of the First Expansion Date, 30,000. Upon the occurrence of the Second Expansion Date, 40,650. Upon the occurrence of the Third Expansion Date, 60,650.

H. “Addresses for Notices and Payments”:

Landlord:	Two Park Center, L.L.C. c/o The John Buck Company 233 South Wacker Drive Suite 550 Chicago, Illinois 60606 Attn: Mr. John Q. O’Donnell

Address for Rental Payments:	Two Park Center, L.L.C. % The John Buck Company Two Park Center 5550 Prairie Stone Parkway Hoffman Estates, Illinois 60192 Attn: Building Manager

Copies to:	The John Buck Company Two Park Center 5550 Prairie Stone Parkway Hoffman Estates, Illinois 60192 Attn: Building Manager

and to:	Sears, Roebuck and Co. 3333 Beverly Road Hoffman Estates, Illinois 60179 Attn: Vice President, Real Estate

and to	Lend Lease Real Estate Investments, Inc. UBS Tower One North Wacker Drive Suite 800 Chicago, Illinois 60606 Attn: Brian K. Lantz

Notices of default to Landlord shall be sent to the first address set forth about in this Section 1.1H, with copies sent to the other addresses set forth above in this Section 1.1H. In addition, copies of default notices shall be sent to Landlord’s mortgagee. As of the date of this Lease, notices to Landlord’s mortgagee should be sent to:

Guaranty Bank 8333 Douglas Avenue Dallas, Texas 75225 Attn: Commercial Real Estate Division

with a copy to:	Guaranty Bank Three Allen Center 333 Clay Street Suite 4430 Houston, Texas 77002 Attn: Lee Mitchell

Tenant (prior to Commencement Date)	c/o Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195 Attn: President

With a copy to:	c/o Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195 Attn: Chief Financial Officer

Tenant (from and after Commencement Date):	American Intercontinental University On-Line Two Park Center 5550 Prairie Stone Parkway Hoffman Estates, Illinois 60192 Attn: President

With a copy to:	c/o Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195 Attn: Chief Financial Officer

I. “Security Deposit”: None

1.2 Lease of Premises. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the Premises described in Section 1.3C, to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified. Delivery of possession of the Premises shall be made in phases as set forth in Section 2.1 hereof. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant shall be obligated to pay Base Rent or Additional Rent with respect to any portion of the Premises until the Term hereof commences with respect to such portion of the Premises as set forth in Section 2.1 hereof. Landlord acknowledges and agrees that the Premises shall be occupied by American InterContinental University On-Line, a division of American InterContinental University, Inc.

1.3 Description of the Project, Building, Premises and Common Areas.

A. The Project. The term “Project” means that certain office park situated on an approximately 39 acre tract of land (the “Land”) in the Village of Hoffman Estates, Illinois, legally described on Exhibit A attached hereto. The Project is located within an approximately 780 acre office park commonly known as “Prairie Stone”. The Project shall consist of the Building (as defined in Section 1.3B hereof) and up to four (4) other office buildings, together with parking decks, parking garages and other related improvements which may hereafter be constructed on the Land. The number of square feet of rentable area of office space at the Project is potentially 900,000. The number of parking spaces at the Project is potentially 3,600. The site plan attached hereto as Exhibit B (the “Site Plan”) depicts the Project as currently contemplated by Landlord but is not intended to be a representation as to any of the information contained therein or an agreement on the part of Landlord to construct any improvements in or to the Project or to locate any improvements as depicted, except as specifically provided in this Lease. Landlord shall have no obligation to construct any other buildings or other improvements and shall have the right to modify, alter and otherwise change the Project, from time to time, in its discretion, including, without limitation, modifying or deleting buildings, roads, parking and landscaping, provided that Landlord shall not make any alterations to the Project that would permanently, materially and adversely affect Tenant’s rights to parking, access to the Building or use of the Premises, or increase Tenant’s costs under this Lease. Notwithstanding the foregoing, Tenant acknowledges that Landlord is currently contemplating an alteration to the Building which would result in the east entrance thereto being closed off from use to the general public. Tenant acknowledges that Landlord’s actions set forth in the foregoing sentence shall not be deemed to violate Landlord’s covenants and agreements under this Lease. Landlord agrees to designate approximately fifteen (15) parking spaces on the eastern end of the parking lot adjacent to the western entrance of the Building as visitor parking spaces for the tenants of the Building.

B. The Building. The term “Building” means the four (4) story office building located in the Project in which the Premises will be located, which office building is designated on the Site Plan as 5550 Prairie Stone Parkway and is referred to as Two Park Center. Any reference in this Lease to the term Building shall include such office building and the land on which it is located, unless the context requires otherwise.

C. The Premises. The term “Premises” means the office space (which, with respect to the portion of the Premises located on the second (2nd) floor of the Building, shall be designated as Suite #250, and which, with respect to the portion of the Premises located on the fourth (4th) floor of the Building, shall be designated as Suite #400) located in an area of the Building which is outlined on the floor plan attached hereto as Exhibit C.

D. The Common Areas. The term “Common Areas” means the areas of the Building (“Building Common Areas”) and the Project (“Project Common Areas”) which are designated by Landlord for use in common by the tenants of the Building or the Project, and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, rest rooms, sidewalks, skywalks, driveways, parking areas, landscaped areas, and other areas as may be designated by Landlord, from time to time, as part of the Common Areas. Landlord reserves the right to modify, alter and otherwise change the Common Areas in its sole discretion. Tenant shall have the non-exclusive right, in common with others, to use the Building Common Areas, the Project Common Areas, and such portions of Prairie Stone outside of the Project which may, from time to time, be designated pursuant to the Prairie Stone Declaration (as defined in Section 3.2A4) as “common areas” for the benefit of the owners and tenants of the Project and their respective employees, agents, customers and invitees. Landlord agrees that it shall not make any alterations to the Common Areas that would permanently, materially and adversely affect Tenant’s rights to parking, access to the Building or use of the Premises, or increase Tenant’s costs under this Lease.

ARTICLE 2

TERM AND POSSESSION

2.1 Commencement and Expiration. The Term of this Lease shall be the period of time specified in Section 1.1B. The Term shall commence on the Commencement Date as shown in Section 1.1C and shall expire without notice to Tenant at 11:59 P.M. on June 30, 2008 (the “Expiration Date”), subject to extension as provided in Article 16 hereof. The Term shall commence with respect to the initial portion of the Premises, consisting of approximately 20,000 square feet of rentable area located on the fourth (4th) floor of the building (the “Initial Premises”) on May 1, 2002. The Term with respect to an additional portion of the Premises consisting of approximately 10,000 square feet of rentable area located on the fourth (4th) floor of the Building (the “First Expansion Space”) shall commence on August 1, 2002 (the “Second Expansion Date”). The Term with respect to an additional portion of the Premises consisting of approximately 10,650 square feet of rentable area located on the fourth floor (4th) of the Building (the “Second Expansion Space”) shall commence on January 1, 2003 (the “Second Expansion Date”). The Term with respect to an additional portion of the Premises consisting of approximately 20,000 square feet of rentable area located on the second (2nd) floor of the Building (the “Third Expansion Space”) shall commence no later than July 1, 2003 or sooner upon the mutual agreement of Landlord and Tenant (the “Third Expansion Date”).

2.2 Completion of Work.

A. Landlord shall deliver possession of the Initial Premises to Tenant on or before April 1, 2002. Landlord shall deliver possession of the First Expansion Space to Tenant on or before July 1, 2002. Landlord shall deliver possession of the Second Expansion Space to Tenant on or before December 1, 2002. Landlord shall deliver possession of the Third Expansion Space to Tenant at least one hundred twenty (120) days prior to the Third Expansion Date, but no later than March 1, 2003. Tenant may receive delivery of possession of the Third Expansion Space at Tenant’s election upon five (5) days’ prior written to Landlord. All of the terms and provisions of this Lease shall be binding upon Tenant with respect to each portion of the Premises described above from and after the date on which Landlord delivers possession thereof to Tenant except that Rent shall accrue with respect to each portion of the Premises only from and after (i) the Commencement Date, with respect to the Initial Premises, (ii) the First Expansion Date, with respect to the First Expansion Space, (iii) the Second Expansion Date, with respect to the Second Expansion Space, and (iv) the Third Expansion Date, with respect to the Third Expansion Space. Of the portion of the Premises located on the fourth (4th) floor of the Building, approximately 37,773 rentable square feet thereof has heretofore been improved by a prior tenant of the Building (the “Improved 4th Floor Space”) and approximately 2,877 rentable square feet thereof has not heretofore been improved (“Unimproved 4th Floor Space”). The portion of the Premises located on the second (2nd) floor of the Building has not heretofore been improved.

B. Landlord acknowledges that Tenant intends to perform certain work in the Improved Fourth Floor Space to make the same ready for Tenant’s occupancy (the “Improved Fourth Floor Space Work”). Tenant shall be permitted to perform such work, subject to Tenant’s compliance with the provisions of Section 6.3 of this Lease, through a contractor approved by Landlord in advance and pursuant to plans and specifications approved by Landlord in advance. All costs of the Improved Fourth Floor Space Work shall be borne by Tenant; provided, however, Landlord shall contribute up to Five Hundred Sixty-Six Thousand Five Hundred Ninety-Five Dollars ($566,595.00) (being $15.00 per square foot of rentable area of the Improved Fourth Floor Space) (the “Improved Fourth Floor Space Allowance”) to Tenant following the completion of the Improved Fourth Floor Space Work upon receipt by Landlord of Tenant’s written demand therefor accompanied by (i) a reasonably detailed description of the Improved Fourth Floor Space Work, including, without limitation, the identification of all contractors and material suppliers who have supplied labor or materials in connection with the Improved Fourth Floor Space Work, (ii) invoices marked “paid” from all contractors and material suppliers identified pursuant to clause (i), (iii) final lien waivers from all contractors and material suppliers identified pursuant to clause (i), and (iv) Tenant’s certification that the Improved Fourth Floor Space Work has been completed pursuant to the provisions of this Lease. The Improved Fourth Floor Space Allowance shall be available to reimburse Tenant for the costs of (x) the Improved Fourth Floor Space Work and (y) furniture, fixtures and equipment for the Premises; architectural and engineering costs and permit fees in connection with the Premises; moving costs to the Premises; Landlord’s fees in connection with the tenant improvement work contemplated by this Section 2.2B or by Exhibit G or Exhibit H attached hereto; telecommunications, cabling and signage in connection with the Premises; and other similar items, but shall not be available to be used as a credit against rent due hereunder except as set forth in the following sentence. If, upon final completion of the Improved Fourth Floor Space Work, Tenant’s Work with respect to the Unimproved Fourth Floor Space (as provided in Exhibit G), and Tenant’s Work with respect to the Third Expansion Space (as provided in Exhibit H), and after payment of all costs and expenses in connection with such work (including, without limitation, all Reimbursable Expenses), there remains any portion of the Improved Fourth Floor Space Allowance, the Unimproved Fourth Floor Space Construction Allowance or the Second Floor Space Construction Allowance that has not been disbursed by Landlord pursuant to this Section 2.2B, or Exhibit G or Exhibit H (collectively the “Undisbursed Allowance”), then provided Tenant is not then in default under this Lease, Tenant may, upon written notice to Landlord delivered no later than March 31, 2004, apply the lesser of (x) the Undisbursed Allowance and (y) $303,250 (being $5.00 per square foot of rentable area of the Premises) against the Base Rent then next accruing under this Lease until the entire amount Tenant is entitled to apply against Base Rent has been so applied. Landlord shall have no obligation to pay any portion of the Improved Fourth Floor Space Allowance at any time that Tenant is in default under this Lease. Landlord shall have no obligation to pay any portion of the Improved Fourth Floor Space Allowance unless the Improved Fourth Floor Space Work is completed and all of the items set forth in clauses (i) through (iv) above have been submitted to and approved by Landlord on or before March 31, 2004, unless Tenant is prevented from doing so for reasons outside its reasonable control, time being of the essence. Any portion of the Improved Fourth Floor Space Allowance not applied against the cost of the Improved Fourth Floor Space Work or against the Reimbursable Expenses shall be added, at Tenant’s option, in whole or in part, to the Unimproved Fourth Floor Space Construction Allowance pursuant to Section 7 of Exhibit G to this Lease and the Second Floor Space Construction Allowance pursuant to Section 7 of Exhibit H to this Lease. Tenant shall not be permitted to commence the Improved Fourth Floor Space Work unless and until Tenant delivers to Landlord evidence satisfactory to Landlord in its reasonable discretion, of the cost of the Improved Fourth Floor Space Work. If it is estimated that the cost of the Improved Fourth Floor Space Work will exceed the Improved Fourth Floor Space Allowance (such excess cost being referred to herein as the “Improved Fourth Floor Space Work Excess Cost”), Tenant shall not be entitled to any disbursement of the Improved Fourth Floor Space Allowance until Tenant has delivered to Landlord evidence satisfactory to Landlord in its reasonable discretion that Tenant has completed and paid for, out of Tenant’s own funds, the portion of the Improved Fourth Floor Space Work allocable to the Improved Fourth Floor Space Work Excess Cost.

C. Tenant shall cause certain work to be performed in the Unimproved Fourth Floor Space as described in the Workletter attached hereto as Exhibit G (the “Unimproved Fourth Floor Space Workletter”).

D. Tenant shall cause certain work to be performed in the portion of the Premises located on the second (2nd) floor of the Building as described in the Workletter attached hereto as Exhibit H (the “Second Floor Workletter”).

2.3 “As Is”. Tenant will accept each portion of the Premises and the Building in their “as is” condition, except that Landlord represents and covenants that the portions of the Premises consisting of the Unimproved Fourth Floor Space and the Third Expansion Space shall be in compliance to all applicable laws and governmental regulations at the time possession thereof is delivered to Tenant.

2.4 Surrender of the Premises. Upon the expiration of the Term or the earlier termination of this Lease or Tenant’s right to possession hereunder, Tenant shall immediately surrender the Premises and all keys, key cards and other entry devices to the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and such damage as Tenant is not obligated to repair; failing this, Landlord may restore the Premises to such condition at Tenant’s expense, and Tenant shall reimburse Landlord upon demand. Upon such expiration or termination, Tenant shall remove its property in accordance with Section 6.3 hereof.

2.5 Holding Over. If Tenant holds over and remains in possession of the Premises or any part thereof after the Expiration Date or the sooner termination of the Term of this Lease or Tenant’s right to possession hereunder, Tenant shall be deemed to hold the Premises as a tenant at sufferance, subject to all of the terms, conditions and covenants of this Lease (which shall be applicable during the holdover period), except that (a) the monthly Base Rent payable during the first sixty (60) days of such holdover period shall be an amount equal to one hundred fifty percent (150%) of the monthly installments of Base Rent payable at the time of such expiration or earlier termination, and (b) the monthly Base Rent payable commencing on the 61st day of such holdover period shall be an amount equal to twice the monthly installments of Base Rent payable at the time of such expiration or earlier termination. Notwithstanding the foregoing provision, no holding over by Tenant pursuant to this Section 2.5 shall operate to extend this Lease and Tenant shall be liable for all damages to Landlord, both direct and consequential, attributable to such holding over, provided that Tenant shall not be liable for consequential damages unless Tenant holds over for more than sixty (60) days. The provisions of this paragraph do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or the exercise of any other rights hereunder. Notwithstanding the foregoing provisions of this Article 2, during any holdover period Tenant shall in no event be entitled to lease any additional space in the Building or the Project, or to exercise any other options granted to Tenant in this Lease, if any.

ARTICLE 3

RENT

3.1 Base Rent. Tenant shall pay to Landlord as “Base Rent” for the Premises the following amounts per square foot of rentable area of the Premises per Lease Year:

Lease Year	Base Rent per Square Footage of Rentable Area	Annual Base Rent	Monthly Installments of Base Rent
5/1/02 – 7/31/02[1]	$12.75	$255,000.00	$21,250.00
8/1/02 – 12/31/02[2]	$12.75	$382,500.00	$31,875.00
1/1/03 – 4/30/03[3]	$12.75	$518,287.50	$43,190.63
5/1/03 – 6/30/03[3]	$13.13	$533,734.50	$44,477.88
7/1/03 – 4/30/04[4]	$13.13	$796,334.50	$66,361.21
5/1/04 – 4/30/05[4]	$13.53	$820,594.50	$68,382.88
5/1/05 – 4/30/06[4]	$13.93	$844,854.50	$70,404.54
5/1/06 – 4/30/07[4]	$14.35	$870,327.50	$72,527.29
5/1/07 – 4/30/08[4]	$14.78	$896,407.00	$74,700.58
5/1/08 – 6/30/08[4]	$15.22	$923,093.00	$76,924.42

Base Rent shall be payable, in advance, in equal consecutive monthly installments, which installments shall be due and payable on or before the first day of each and every calendar month during the Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month, the Base Rent installment for such first fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

[1]	Base Rent for the period of May 1, 2002 through July 31, 2002 is calculated based on the Premises containing 20,000 square feet of rentable area.
[2]	Base Rent for the period of August 1, 2002 through December 31, 2002 is calculated based on the Premises containing 30,000 square feet of rentable area.
[3]	Base Rent for the period of January 1, 2003 through June 30, 2003 is calculated based on the Premises containing 40,650 square feet of rentable area.
[4]	Base Rent for the period of July 1, 2003 through June 30, 2008 is calculated based on the Premises containing 60,650 square feet of rentable area.

3.2 Additional Rent.

A. Definitions. For purposes of this Lease, the following definitions shall apply:

1. “Fiscal Year” - shall mean Landlord’s Fiscal Year for accounting for the operating of the Building. Currently, Landlord’s Fiscal Year extends from January 1 of each calendar year through December 31 of such calendar year. Landlord reserves the right to change the Fiscal Year to other beginning and ending dates, provided it notifies Tenant of any such changes, and further provided that Landlord makes any adjustments to the determination of Additional Rent (hereinafter defined) which are necessitated by the change in Fiscal Year, such as adjusting the determination of Additional Rent so that it is calculated on a consistent twelve (12) month basis.

2. “Building Operating Expenses” - shall mean the amount of all of Landlord’s actual direct costs and expenses, accounted for on a cash basis, paid in connection with the management, operation, maintenance or repair of the Building (including, without limitation, the Common Areas) for a particular Fiscal Year, or portion thereof, as determined by Landlord in a consistent manner, together with all additional direct costs and expenses of operation and maintenance of the Building (including, without limitation, the Common Areas) which are variable depending on the occupancy of the Building or which relate to services provided to Tenant but not all of the other tenants of the Building (and are not paid for directly by Tenant) and which Landlord reasonably determines that it would have paid during such year if the Building had been ninety-five percent (95%) occupied. Building Operating Expenses include, by way of illustration but not limitation: insurance premiums; water, sewer, electrical and other utility charges other than the separately-billed electrical and other charges paid by tenants in the Building; service and other charges paid in connection with the operation and maintenance of the elevators and the heating, ventilation and air-conditioning systems; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; snow removal costs; security services; license, permit and inspection fees; management fees (not to exceed three percent (3%) of the gross receipts of the Project per annum during the initial Term); auditing fees related to the operation of the Building; wages and related employee benefits payable for the maintenance and operation of the Building (excluding any employees of Landlord above the grade of the Building manager); Project Operating Costs (as defined in Section 3.2A3); Prairie Stone Operating Costs (as defined in Section 3.2A4); and all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years (which costs and expenses will be so amortized). There shall also be included in Building Operating Expenses (x) the cost of any capital improvement made to the Building or the Common Areas by Landlord which is required under any governmental law or regulation that was not applicable to the Building or the Common Areas at the time the Building was constructed, (y) the cost of any capital improvement made to the Building or the Common Areas by Landlord after the date of this Lease pursuant to Section 3.2B4, and (z) the cost of any capital improvement made to the Building or the Common Areas by Landlord for the purpose of improving safety or security, with such costs described in clauses (x), (y) and (z) being amortized over the useful life of such capital improvement, together with interest on such cost or the unamortized balance thereof, at the rate of ten percent (10%) per annum. Building Operating Expenses shall not include (i) expenses for painting, redecorating or other work which Landlord performs for any tenant in the Building in such tenant’s premises; (ii) expenses for repairs or other work to the extent Landlord is reimbursed by insurance proceeds or by any other party, (iii) expenses incurred in leasing or procuring new tenants; (iv) legal expenses incurred in enforcing the terms of any lease; (v) interest or amortization payments on any mortgage or mortgages; (vi) penalties for late payment of real estate taxes or other items which Landlord is obligated to pay with respect to the Building or the Project, provided that Tenant has paid its pro rata share of such sums; (vii) Taxes (as defined in Section 3.2A5 hereof); (viii) costs of financing or refinancing any debt secured by the Building or the Project; (ix) rent or similar payments due under any ground lease; (x) depreciation and amortization of the cost of the Building or any Building equipment; (xi) advertising costs relating to the leasing of any particular space in the Building or the Project; (xii) leasing brokerage commissions; (xiii) costs for special services performed for some, but not all, tenants in the Building, to the extent not performed for Tenant or generally available to tenants without separate charge; (xiv) costs for overhead and profit paid to subsidiaries or affiliates of Landlord for services rendered to or for the benefit of the Building, to the extent such costs exceed the amount that would have been paid on a competitive arms-length basis to an independent third party vendor (except with respect to management fees or as otherwise expressly agreed to in this Lease); (xv) costs for which Tenant or any other tenant of the Building is charged separately; (xvi) costs associated with the abatement of Hazardous Materials (hereinafter defined) brought onto the Project or the Building by Landlord and handled, destroyed, or disposed of in violation of Environmental Laws (hereinafter defined) in effect at that time, except as included in janitorial services; (xvii) costs which are properly classified as capital expenditures, except as provided above in this Section 3.2A2; (xviii) costs of repair due to damage or destruction, other than amounts for deductibles under any insurance policies; (xix) compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, except to the extent receipts from such concessions are credited against Building Operating Expenses; (xx) brokerage commissions, fees and expenses, advertising and promotional expenditures incurred in connection with selling or leasing of the Building or space therein, including, without limitation, court costs, attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any tenant, fees/costs for consulting, legal vacancies, rent concessions, refurbishment or improvement; (xxi) costs incurred in connection with the making of repairs which are the obligation of another tenant of the Building; (xxii) costs incurred by Landlord as a result of Landlord’s breach of this Lease or any other lease with a tenant of the Project; (xxiii) costs attributable to enforcing leases against specific tenants in the Building, such as attorneys’ fees, court costs, adverse judgments and similar expenses; (xxiv) acquisition costs of land or buildings in the Property, any cost incurred in connection with the initial construction, reconstruction, development, redevelopment or expansion of the Property; (xxv) any Landlord income, excise or franchise taxes; and (xxvi) any fines or penalties imposed by Landlord due to Landlord’s violation of law. Building Operating Expenses shall be net of rebates, credits, recoveries under insurance maintained by Landlord on the Building and similar payments to Landlord.

3. “Project Operating Costs” - shall mean any portion of the taxes and costs allocated, as hereinafter provided, to the Land or the Building under any property owners’ association declaration or other declaration or covenant to which the Land or the Building is, from time to time, subject with respect to the operations of the Common Areas of the Project other than taxes and costs pursuant to the Prairie Stone Declaration.

4. “Prairie Stone Operating Costs” - shall mean any portion of the taxes and costs allocated, as hereinafter provided, to the Land or the Building under any property owners’ association declaration or other declaration or covenant to which the Land or the Building is, from time to time, subject with respect to the operations of the common areas of Prairie Stone, including, without limitation, that certain Sears Business Park Declaration of Protective Covenants, dated as of March 7, 1991, as amended from time to time (the “Prairie Stone Declaration”). Allocation of costs and expenses provided for in the Prairie Stone Declaration shall be as set forth therein. Notwithstanding the foregoing, the portion of the taxes and costs of the common areas of Prairie Stone allocated to the Building shall be determined by multiplying the annual amount of such taxes and costs by (a) the Building Percentage and (b) a fraction with the numerator being the total developed acreage of the Project and the denominator being the total acreage of Prairie Stone. Prairie Stone Operating Costs included in Building Operating Expenses shall not include or duplicate Project Operating Costs or other Building Operating Expenses.

5. “Taxes” - shall mean all general real estate taxes, payments in lieu of real estate taxes, taxes based on the ownership, leasing, renting or operation of the Building and the land on which the Building is located (the “Building Land”), all special assessments levied against the Building Land, and direct and reasonable costs and expenses of contesting the validity or amount of real estate taxes, all as accounted for on an accrual basis. Taxes shall not include late payment charges and penalties, inheritance, gift, transfer, capital, stock, succession, estate, income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits. Landlord agrees that special assessments in connection with the Building and the Building Land shall be paid in installments to the extent permitted by law without additional charge.

6. “Tenant’s Building Expense Percentage” - shall mean the percentage specified in Section 1.1E. Tenant’s Building Expense Percentage was determined by dividing the number of square feet of rentable area in the Premises as specified in Section 1.1G by the total number of square feet of rentable area in the Building as specified in Section 1.1F. Tenant’s Building Expense Percentage shall be adjusted as set forth in Section 1.1E to reflect the fact that the commencement of the Term with respect to the Initial Premises, the First Expansion Space, the Second Expansion Space, and the Third Expansion Space shall be phased in over time as set forth in Section 2.1 hereof.

7. “Tenant’s Proportionate Share of Building Operating Expenses” shall be an amount equal to the product of Tenant’s Building Expense Percentage multiplied by the Building Operating Expenses.

8. “Tenant’s Proportionate Share of Taxes” - shall be an amount equal to the product of Tenant’s Building Expense Percentage multiplied by the Taxes.

9. “Additional Rent” - shall mean the amount of Tenant’s Proportionate Share of Building Operating Expenses and Tenant’s Proportionate Share of Taxes for a particular Fiscal Year or portion thereof.

10. “Building Percentage” - shall mean a fraction with the numerator being the number of square feet of rentable area in the Building and the denominator being the total number of rentable square feet contained in all of the completed office buildings in the Project, from time to time.

B. Payment Obligation. In addition to the Base Rent specified in this Lease, Tenant shall pay to Landlord in each Fiscal Year or partial Fiscal Year during the Term of this Lease, Additional Rent for such Fiscal Year:

1. Payment of Additional Rent. Tenant’s Additional Rent for each Fiscal Year shall be reasonably estimated annually by Landlord. Tenant shall pay to Landlord each month, on the same day the monthly installment of Base Rent is due, an amount equal to one-twelfth (1/12) of the then-current estimated Additional Rent.

2. Revisions in Estimated Additional Rent. If Landlord obtains information relevant to making the estimate of Additional Rent more accurate for the then-current Fiscal Year, Landlord may revise the estimated Additional Rent for such Fiscal Year by giving Tenant written notice to that effect, and Tenant shall pay to Landlord, in each of the remaining months of such Fiscal Year, Additional Rent as so adjusted by Landlord.

3. Adjustments to Actual Additional Rent. Within thirty (30) days after actual Building Operating Expenses are determined by Landlord for each Fiscal Year, Landlord shall deliver to Tenant a reasonably detailed statement showing the actual Tenant’s Proportionate Share of Building Operating Expenses for such Fiscal Year. Promptly after actual Taxes are determined by Landlord for each Fiscal Year, Landlord shall deliver to Tenant a reasonably detailed statement showing the actual Tenant’s Proportionate Share of Taxes for such Fiscal Year, including copies of the relevant tax bills. Any failure by Landlord to deliver any such statement shall not prejudice Landlord’s right to collect any rent that is due. Within thirty (30) days after receipt of any statement, Tenant shall pay to Landlord, or Landlord will credit against the next Additional Rent payment or payments due from Tenant, as the case may be, the difference between the actual Tenant’s Proportionate Share of Building Operating Expenses or actual Tenant’s Proportionate Share of Taxes due from Tenant for such Fiscal Year shown in the statement and the estimated amount of such Tenant’s Proportionate Share of Building Operating Expenses or Tenant’s Proportionate Share of Taxes paid by Tenant for such Fiscal Year. The rights and obligations of the parties under this Section 3.2B3 shall survive the expiration or termination of this Lease. If this Lease shall expire or be terminated on any date other than the last day of a Fiscal Year, then Tenant’s actual Additional Rent for such partial Fiscal Year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

4. Improved Operating Efficiency. If Landlord shall purchase and install a labor-saving device or other equipment which Landlord, acting reasonably and in good faith, believes will improve the operating efficiency of any system within the Building (such as an energy management computer system) or reduce Building Operating Expenses, then Landlord may add to Building Operating Expenses an annual amortization allowance equal to the reasonable costs of such equipment, together with interest at the rate of ten percent (10%) per annum on the unamortized balance thereof, amortized in equal installments over the useful life of such labor-saving device or other equipment.

5. Tenant Verification. Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord’s statement of the actual amount of Building Operating Expenses, such of Landlord’s books of account and records as pertain to and contain information concerning such expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in strict confidence by Tenant and its agents and employees and shall not be disclosed to any other parties except to the extent required by law or by order a court of competent jurisdiction and except to the extent necessary for Tenant to enforce its rights under this Lease. If Tenant shall dispute any item or items included in the determination of Building Operating Expenses for a particular Fiscal Year, and such dispute is not resolved by the parties hereto within one hundred twenty (120) days after the statement for such year was delivered to Tenant, then either party may, within thirty (30) days thereafter, request that a firm of independent certified public accountants, selected by such party and reasonably acceptable to the other party, render an opinion as to whether or not the disputed item or items were properly reflected and may properly be included in the determination of Building Operating Expenses for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. If Tenant shall not dispute any item or items included in the determination of Building Operating Expenses for a particular Fiscal Year by delivering a written notice to Landlord generally describing the basis of such dispute within one hundred twenty (120) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement and such statement shall be binding on Landlord. During the pendency of any dispute over Building Operating Expenses, Tenant shall pay Tenant’s Proportionate Share of Building Operating Expenses as computed and required in accordance with this Lease.

3.3 Definition of Rent. The Base Rent, Additional Rent, and any other amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated “rent” or “additional rent” and whether or not they are to be periodic or recurring, shall be deemed “rent” or “additional rent” for purposes of this Lease; and any failure to pay any of the same as provided in this Lease shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant’s obligation to pay rent. Tenant’s obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period. All rent shall be paid to Landlord without abatement, deduction or offset of any kind except as expressly permitted under this Lease, at the office of Landlord in the Building or to such other person or place as Landlord may from time to time designate in writing as provided in Article 14 hereof. The covenants to pay rent shall be independent of any other covenant.

3.4 Service Charge. If any installment of Base Rent or Additional Rent or any other rent provided for in this Lease, or any part thereof, is not paid within five (5) days after the same is due, then any such overdue amount shall be subject to a service charge of five percent (5%) of the unpaid amount for each month or fraction thereof (or such lesser percentage as may be the maximum amount permitted by law) until paid. The payment of such service charge shall not excuse or cure any default of Tenant under this Lease.

ARTICLE 4

OCCUPANCY AND USE

4.1 Use of Premises. The Premises shall be occupied and used exclusively for general office or professional business (non-manufacturing) purposes, including for the operation of a post-secondary education facility providing on-line classes via the Internet, which Landlord agrees is considered general office use (but specifically excluding any right to conduct classes with students present in the Building), and for purposes incidental thereto, and shall not be used for any other purpose. Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance, or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance, or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire or extended coverage insurance rate on the Building or contents, and if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to comply herewith.

4.2 Compliance with Building Rules and Governmental Regulations. Tenant shall abide by all applicable laws or governmental regulations concerning its use of the Premises. Tenant shall at its sole cost promptly comply with the requirements of any board of fire underwriters or similar body relating to the condition, use or occupancy of the Premises excluding structural changes not related to or affected by Tenant’s improvements or acts. Landlord has adopted rules and regulations governing the use and occupancy of the Premises and all other leased space in the Building for the mutual benefit and protection of all the tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are set forth on a schedule attached hereto, made a part hereof and marked Exhibit D. Landlord shall have the right to amend such rules and regulations or to make new rules and regulations from time to time in any reasonable manner. Any such amendments to the rules and regulations shall be set forth in writing and shall be delivered to Tenant, who shall thereafter comply with and conform to the same. Tenant shall also comply with and conform to all rules and regulations in effect from time to time pursuant to the Prairie Stone Declaration and any other property owners’ association declaration or other declaration or covenant to which the Land or Building is, from time to time, subject (collectively, the “Property Owners’ Association Rules”), provided that Tenant has prior written notice of such rules and the same do not unreasonably impair Tenant’s access to the Building or use of the Premises and do not increase Tenant’s cost in connection with this Lease. The violation of the Building rules and regulations, the Property Owners’ Association Rules or the laws or regulations governing Tenant’s use of the Premises shall be a Default under this Lease allowing Landlord all of its rights and remedies. Landlord shall not be responsible to Tenant for violation of rules or regulations or terms of this Lease by any other tenant or occupant of the Building or other space at Prairie Stone nor shall failure to obey the same by others or lack of enforcement relieve Tenant from its obligations to comply therewith. Landlord agrees that such rules shall not be enforced against Tenant in a discriminatory manner.

4.3 Floor Loads. Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Landlord may require the removal of any equipment or furniture which exceeds the weight limits of the Building.

4.4 Signs. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on, in or around the Building, or in the windows thereof, except for such tenant identification information as Landlord permits to be included or shown on or adjacent to the access door(s) to the Premises or on the Building’s directory.

4.5 Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants, exercising any of Landlord’s rights or remedies under this Lease, and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise. Except in the case of emergencies or with respect to routine tasks to be performed regularly by or on behalf of Landlord hereunder (e.g., janitorial services), Landlord shall give Tenant reasonable prior verbal notice before entering the Premises pursuant to this Section 4.5. Landlord agrees that it shall not be entitled to enter the Premises for the purpose of showing the Premises to prospective tenants of the Premises earlier than twelve (12) months before the Expiration Date. In exercising its rights under this Section 4.5, Landlord shall use reasonable efforts to avoid unreasonably interfering with Tenant’s use or occupancy of the Premises, but Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

4.6 Quiet Enjoyment. If and so long as Tenant, subject to its rights to notice and opportunity to cure set forth herein, pays the prescribed rent and performs and observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the Term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord.

ARTICLE 5

UTILITIES AND OTHER BUILDING SERVICES

5.1 Services to be Provided. Landlord shall furnish Tenant, between the hours of 8:00 a.m. and 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday of each week, except on New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas (or if any such holiday falls on a Saturday or Sunday, the day on which such holiday is celebrated), and except as noted below, with the following utilities and other building services to be paid for by Landlord and included as part of Building Operating Expenses, which utilities and other building services shall be provided by Landlord for Tenant’s comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

A. Automatic elevator facilities;

B. Heating, ventilation and air-conditioning;

C. Electricity for lighting the Building’s lobbies and exterior Common Areas;

D. Water for lavatory and drinking purposes;

E. Cleaning and janitorial service in accordance with the standards set forth on Exhibit F attached hereto;

F. The washing of windows not less than two (2) times per year; and

G. Cleaning and maintenance of all Common Areas, including the removal of rubbish and snow.

5.2 Electricity for Premises. Tenant acknowledges that electricity to the Premises shall be supplied by an electric utility company and not by Landlord. Such electric utility company shall be permitted to furnish to the electrical supply panel servicing the Premises adequate electrical service for Tenant’s normal office purposes according to Tenant’s plans and specifications as approved by Landlord, including, but not limited to, HVAC, fluorescent and incandescent lighting (including task ambient lighting systems) and normal office equipment (including, but not limited to, duplicating machines, computer terminals, communications and audio-visual equipment, vending machines and kitchen equipment), some of which will require designated circuits, not to exceed loads permitted by Landlord. Such electrical service shall be separately metered, with the cost of installation of all necessary electrical meters borne by Landlord. Tenant shall pay directly to the applicable utility company for the cost of all electrical service used at the Premises. Tenant agrees to pay each bill promptly in accordance with its terms. Tenant shall also bear the cost and burden of replacement of all lamps, tubes, ballasts and starters for lighting fixtures in the Premises.

5.3 Additional Services. If Tenant requests any other utilities or building services in addition to those identified above (including, without limitation, after hours HVAC service), or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a charge for such additional utilities or building services, which charge shall not exceed Landlord’s actual cost (including direct overhead) of providing such additional utilities and building services, which charge shall be paid monthly by Tenant on the same day that the monthly installment of Base Rent is due.

5.4 Special Equipment. Tenant shall obtain Landlord’s written consent prior to installing or connecting any lights, machines or equipment (including but not limited to computers) which would materially affect the normal operation of, or exceed the designed capacity of, the Building’s electrical or heating and air-conditioning systems. If Landlord determines that any such equipment is in any way incompatible with the Building’s electrical or heating and air-conditioning systems, then Landlord shall have the right, as a condition to granting its consent, to install any machinery or equipment, or to make any modifications to the Building’s electrical or heating and air-conditioning systems, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary. All costs expended by Landlord to install any such machinery or equipment or to make any such modifications, and any additional costs of operation and maintenance occasioned thereby, shall be borne by Tenant, who shall, within thirty (30) days after receipt of an invoice therefor, reimburse Landlord for Landlord’s actual cost of same as additional rent.

5.5 Interruption of Services. Tenant understands that any one or more of the utilities or other building services identified in this Article 5 may be interrupted by reason of accident, emergency or other causes beyond Landlord’s reasonable control, terminated, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent (except as provided herein) or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease. Notwithstanding the foregoing, if the Premises are rendered untenantable and Tenant does not use the Premises or any portion thereof for five (5) business days because of any failure of Landlord to provide the services (“Basic Services”) described in Sections 5.1A through D or in Section 5.2 (other than due to fire or casualty or due to a Permitted Excuse (hereinafter defined)), then Base Rent and Additional Rent shall be abated or reduced, as the case may be, retroactively to the day the Premises, or portion thereof, were so rendered untenantable and Tenant ceased using the Premises, or portion thereof, as a result of such interruption in the Basic Services for such time that the Premises continue to be untenantable and unused by Tenant, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, if Tenant uses or is able to use any portion of the Premises during such period, the Base Rent and Additional Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such use or ability to use the Premises or portion thereof again commences.

ARTICLE 6

REPAIRS, MAINTENANCE, ALTERATIONS,

IMPROVEMENTS AND FIXTURES

6.1 Repair and Maintenance of Building. Landlord shall keep and maintain the Building in good order, condition and repair, including the roof, exterior walls and windows, foundations, the Common Areas and the electrical, elevator, plumbing, heating, ventilation and air-conditioning systems serving the Premises and other parts of the Building. The cost of all such repairs shall be included by Landlord as part of the Building Operating Expenses, except for those made to any electrical, plumbing, heating, ventilation and air-conditioning components which have been installed by or for Tenant in the Premises, and except for those made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall, within thirty (30) days after receipt of Landlord’s invoice, reimburse Landlord for the same as additional rent.

6.2 Repair and Maintenance of Premises. Tenant shall, at Tenant’s expense, keep and maintain the Premises (except those portions which are Landlord’s responsibility under Section 6.1) in good order, condition and repair, failing which Landlord may, at Landlord’s option and on not less than ten (10) days’ prior written notice to Tenant, restore the Premises to good order, condition and repair and Tenant shall reimburse Landlord within thirty (30) days after receipt of Landlord’s invoice for all costs and expenses incurred by Landlord in connection therewith.

6.3 Alterations or Improvements. From and after the Commencement Date, Tenant may make, or may permit to be made, alterations or improvements to the Premises, but only if Tenant obtains the prior written consent of Landlord thereto (except as hereinafter provided). Landlord agrees not to withhold or delay its consent unreasonably to any alterations, additions or improvements by Tenant which (i) do not affect base building systems or the structure of the Building or (ii) are not visible from the outside the Premises and which would not materially detract from the aesthetic integrity of the Building or its design. Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, such work: could affect the safety of the Building or its occupants; would increase Landlord’s cost of repairs, insurance or furnishing services or otherwise adversely Landlord’s ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or Hazardous Materials (hereinafter defined); requires entry into another tenant’s premises or use of Common Areas; or is prohibited by any mortgage on the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Specific consent from Landlord shall not be required for work not costing more than $50,000 each project and consisting solely of painting, wall covering and carpeting or similar decorating work or furnishings (so long as such work does not involve Hazardous Materials, and does not fall within category (i) or (ii) above) and Tenant may perform such work, so long as Tenant informs Landlord in reasonable detail of the nature of the work, and otherwise complies with the provisions of this Section 6.3. If Tenant makes any alterations or improvements, Tenant shall (a) make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner, in quality at least equal to the original construction of the Building and in accordance with plans and specifications certified by an architect or engineer reasonably acceptable to Landlord which plans and specifications shall first be approved by Landlord, which approval shall not be unreasonably withheld or delayed, and (b) comply with such requirements as Landlord reasonably considers necessary or desirable for the safety, operation and quality of the Building and its occupants and to protect Landlord, Tenant and others from liability or liens, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify, defend and hold Landlord harmless from and against all loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with such alterations and improvements, including, without limitation, costs and expenses from any mechanics’ liens or other liens or claims filed or asserted as a result thereof (subject to Article 9 hereof) and costs and expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair, at Tenant’s expense, any damage to the Premises or the Building caused by any such alterations or improvements.

All permanently affixed alterations, improvements and fixtures (except trade fixtures) installed by Tenant shall be surrendered with the Premises and, upon the expiration or termination of this Lease or Tenant’s possession, shall become Landlord’s property without compensation to Tenant, except that, at Landlord’s option (except as hereinafter provided), Tenant shall, at its expense when surrendering the Premises or on the termination of the term of this Lease or the termination of Tenant’s right of possession, remove from the Premises and the Building such alterations, improvements and fixtures installed in the Premises by Tenant and paid for by Tenant as may be designated by Landlord. Notwithstanding the foregoing, in no event shall Tenant be obligated to remove any alterations, improvements or fixtures (including, without limitation, any raised floors) installed in the Premises by or on behalf of Tenant’s predecessor as occupant of the Premises. At the time of Tenant’s request for Landlord’s approval of any alterations, improvements or additions under this Section 6.3, Landlord shall, at Tenant’s request, identify any work shown on plans and specifications which Landlord may wish to require be removed at the end of the Term. Landlord shall notify Tenant, without the necessity of any additional request from Tenant, at the time Landlord approves the work to be performed in the Premises by Tenant as described in Section 2.2B, Exhibit G and Exhibit H attached hereto, as to whether any of such work shall be required to be removed at the end of the Term. Furthermore, Landlord agrees that it shall not require Tenant to remove any alterations or improvements from the Premises unless such alterations or improvements are not typically found in offices or would add to Landlord’s demolition cost upon the expiration or termination of this Lease, including, without limitation, vaults, internal stairs and raised floors. Tenant may not otherwise remove any other alterations and additions from the Premises. Each and every removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to good condition. If Tenant does not remove such alterations, improvements and fixtures after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord within thirty (30) days following receipt of written demand therefor. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the end of the Term or any extension thereof, or of the termination of the right of possession, however ended; and if Tenant does not remove such items within five (5) business days after receipt of written notice from Landlord, Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant, or at Landlord’s sole option Landlord may cause the items covered in this sentence to be removed and stored at the risk and cost of Tenant. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all reasonable storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated or any extension thereof, at Landlord’s sole option, shall be conclusively deemed to have been forever abandoned by Tenant.

ARTICLE 7

FIRE OR OTHER CASUALTY; INSURANCE

7.1 Fire and Other Casualty.

A. If the Premises or the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the Premises or the core and shell of the Building so as to render the Premises tenantable (other than work required to be performed by Tenant, as hereinafter provided, which may be necessary to so render the Premises tenantable), subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Premises or the core and shell of the Building, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right, only if all or a substantial portion of the Premises is rendered untenantable and the estimated time for Landlord required to substantially complete such repair or restoration will exceed such two hundred seventy (270) day period) shall have the right to terminate this Lease as of the date of notice of such election by giving notice to the other party at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building or the Premises so as to render the Premises tenantable (excluding, however, any work required to be performed by Tenant, as hereinafter provided, which may be required to so render the Premises tenantable), subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if such repairs and restoration are not completed within three hundred sixty-five (365) days after the date of such fire or other casualty (or within ninety-five (95) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred seventy (270) days and neither party terminated the lease as permitted), which three hundred sixty-five (365) day or other period shall be extended (as to Tenant’s ability to terminate only) by all periods of delay attributable to the acts or omissions of Tenant or Tenant’s agents, employees or contractors, for any reason whatsoever, then either party may terminate this Lease, effective as of the date of notice of such election, by giving written notice to the other party within the thirty (30) day period after said three hundred sixty-five (365) day or other period or within one hundred twenty-five (125) days after said other period, as either time period may be so extended as aforesaid, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 7.1 to repair or restore any portion of improvements, additions or alterations made by or on behalf of Tenant in the Premises, including, without limitation, the Work; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; (iii) Tenant shall not have the right to terminate this Lease pursuant to this Section 7.1 if the damage or destruction was caused by the intentional or negligent act of Tenant, its agents or employees; and (iv) if any such damage rendering all or a substantial portion of the Premises or Building untenantable shall occur during the last two (2) years of the Term, either party (but as to Tenant’s right, only if all or a substantial portion of the Premises is rendered untenantable) shall have the option to terminate this Lease by giving written notice to the other party within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice.

B. In the event any such fire or other casualty damage renders all or a portion of the Premises untenantable and if this Lease is not terminated pursuant to the foregoing provisions of this Section 7.1 by reason of such damage, then Base Rent and Additional Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in the amount bearing the same ratio to the total amount of rent for such period as the portion of the Premises rendered untenantable and not occupied by or theretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Section 7.1, rent shall be apportioned on a per diem basis and be paid to the date of termination.

C. In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Section 7.1, Tenant shall, at its expense, promptly repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises (including, without limitation, the Work).

7.2 Waiver and Release.

A. To the extent not expressly prohibited by law, Tenant releases the Landlord Related Parties (defined below) from and waives all claims for, damage to person or property sustained by Tenant Related Parties resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance herein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or of any other person other than Landlord Related Parties. This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, falling plaster, broken glass, sprinkling or heating, ventilating or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Premises that is in the Premises or the Building shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof. Notwithstanding anything contained in this Section to the contrary, the Landlord Related Parties shall not be liable for any loss or damage to the Premises or the Building even if due to the negligence, gross negligence or intentional misconduct of any of the Landlord Related Parties, to the extent of the recovery by Tenant under any property damage insurance carried by it (whether or not required to be carried by the terms of this Lease) or such amounts as would have been recovered if Tenant had carried the insurance required under this Lease, provided Landlord shall be obligated to reimburse Tenant for the cost of reasonable deductibles paid by Tenant to recover insurance proceeds in connection with loss or damage suffered by Tenant as a result of the negligence or intentional misconduct of any Landlord Related Parties. Tenant shall make reasonably diligent efforts to recover from its insurers the full amount of any insured claim. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Landlord Related Parties other than the right to recover damages for loss, damage or destruction to property to the extent of insurance proceeds, or (ii) benefit any third party other than the Landlord Related Parties.

B. To the extent not expressly prohibited by law, Landlord releases Tenant Related Parties (defined below) from, and waives all claims for, damage to person or property sustained by Landlord Related Parties resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in the Building or any part thereof, or from any equipment or appurtenance herein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or of any other person, other than Tenant Related Parties. This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, falling plaster, broken glass, sprinkling heating, ventilating or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. Notwithstanding anything contained in this Section to the contrary, Tenant Related Parties shall not be liable to Landlord for any loss or damage to property even if due to the negligence, gross negligence or intentional misconduct of any of the Tenant Related Parties to the extent of the recovery of Landlord under any property damage or rent loss insurance carried by it (whether or not required to be carried by the terms of this Lease) or such amount as would have been recovered if Landlord had carried the insurance required under this Lease, provided Tenant shall be obligated to reimburse Landlord for the lost of reasonable deductibles paid by Landlord to recover insurance proceeds in connection with loss or damage suffered by Landlord as a result of the negligence or intentional misconduct of any Tenant Related Parties. Landlord shall make reasonably diligent efforts to recover from its insurers the full amount of any insured claim. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Tenant Related Parties other than the right to recover damages for loss, damage or destruction to property to the extent of insurance proceeds, or (ii) benefit any third party other than the Tenant Related Parties.

C. For purposes of this Section:

1. “Landlord Related Parties” means Landlord, its managing agent, the members, partners, agents, employees, officers, directors, principals, shareholders, or invitees, visitors and servants of any one or more of them (whether disclosed or undisclosed).

2. “Tenant Related Parties” means Tenant and the members, partners, agents, employees, officers, directors, principals, shareholders, or invitees, visitors and servants of any one or more of them (whether disclosed or undisclosed).

D. Subject to the provisions of Section 7.2 to the extent permitted by law, no agreement of Tenant in Sections 7.2 and 7.3 shall be deemed to exempt Landlord Related Parties from liability or damages for injury to persons or damage to property caused by or resulting from the negligence or misconduct of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or the Building.

7.3 Indemnity. To the extent not expressly prohibited by law or not otherwise indemnified for by insurance coverages maintained or required to be maintained by Landlord and Tenant in connection with this Lease and the Building, Landlord and Tenant each (in either case, the “Indemnitor”) agree to hold harmless and indemnify the other and the other’s members, agents, partners, shareholders, officers, directors, beneficiaries and employees (collectively, the “Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including, without limitation, reasonable attorneys’ fees and expenses, for death or injury to third parties other than indemnities that may arise from or be caused directly or indirectly by any negligent act of omission or commission, or any willful misconduct of Indemnitor or any of Indemnitor’s members, agents, partners, shareholders, officers, directors, beneficiaries and employees. Such third parties shall not be deemed third party beneficiaries of this agreement. In case any action, suit or proceeding is brought against any of the Indemnitees by reason of any such act of Indemnitor or any of Indemnitor’s members, agents, partners, shareholders, officers, directors, beneficiaries and employees, then Indemnitor will, at Indemnitor’s expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding.

7.4 Tenant’s Insurance. Tenant shall at all times during the Term of this Lease (and any other time Tenant is in occupancy of the Premises before or after the Term) carry at its own expense for the protection of Tenant, Landlord, Landlord’s mortgagee (provided Tenant is notified in writing of the identity thereof), Landlord’s ground lessor (provided Tenant is notified in writing of the identity thereof) and Landlord’s management agent, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies currently rated ”A-VII” or better as defined in the then-current edition of Bests Rating Guide (or the equivalent thereof if Bests Rating Guide is no longer published), and acceptable to Landlord, with the following minimum coverages:

A. Workers’ Compensation covering all costs, statutory benefits and liabilities under State Workers’ Compensation and similar laws for employees of Tenant.

B. Employer’s Liability Insurance with limits of not less than $100,000 per accident or disease and $500,000 aggregate by disease.

C. Commercial General Liability Insurance covering Tenant’s operations at the Building with coverage for premises/operations, products/completed operations, contractual liability, and personal/advertising injury liability with combined single limits, in conjunction an umbrella excess liability policy, of not less than $5,000,000 per occurrence for bodily injury and property damage.

D. All Risk Property Insurance on the Work and all items of personal property or fixtures located within the Premises and owned by Tenant, including any personal property leased by Tenant from third parties.

E. Motor Vehicle Liability Insurance with coverage for all owned, non-owned and hired vehicles with Combined Single Limits, in conjunction an umbrella excess liability policy, of not less than $3,000,000 per occurrence for bodily injury and property damage.

The Commercial General Liability Insurance policy or policies provided by Tenant shall name Landlord and its constituent members, Landlord’s Mortgagee, Landlord’s Ground Lessor (if any), Sears, Roebuck and Co., and Landlord’s management agent as additional insureds. All insurance policies and shall provide that they may not be canceled or materially changed on less than thirty (30) days’ prior written notice to Landlord and Landlord’s Mortgagee. Tenant may carry any or all of the foregoing insurance under a blanket policy of insurance. Tenant shall furnish Landlord with a copy of all certificates evidencing such insurance. Should Tenant fail to carry such insurance and/or furnish Landlord with a copy of all such certificates after a written request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as Additional Rent hereunder. Tenant agrees with Landlord and represents and warrants to Landlord that Tenant will require all contractors and subcontractors hired by Tenant to do work at the Premises to carry the same Workers’ Compensation and Employer’s Liability Insurance as specified above. Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, injury, damage or liability arising from such contractors or subcontractors failing to carry the required Workers’ Compensation or Employer’s Liability Insurance

7.5 Intentionally Omitted

7.6 Landlord’s Insurance. Landlord shall be responsible for insuring and shall at all times during the Term, as the same may be extended, of this Lease carry, a policy of insurance which insures the core and shell of the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement) in an amount sufficient so that

Landlord is not deemed a co-insurer of the risks thereunder. Notwithstanding the foregoing, if Landlord has a net worth in excess of $100,000,000, Landlord may meet its insurance obligations under this Lease in whole or in part through a self insurance program. Landlord may also self insure if an affiliate of Landlord which has a net worth in excess of $100,000,000 and such affiliate assumes Landlord’s insurance obligations hereunder.

7.7 Waiver of Subrogation. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant each for itself and its all risk property insurance carrier hereby waive all rights of action against the other for loss or damage to the Premises, or the Building and property of Landlord and Tenant in the Building, which loss or damage is insured or is required pursuant to this Lease to be insured by valid and collectible “all risk” property damage insurance policies. The policies of All Risk Property Insurance required to be maintained by Tenant under the terms of this Lease shall contain an express waiver of subrogation clause in customary form.

ARTICLE 8

EMINENT DOMAIN

In the event the Building and/or the parking areas servicing the Building, or in the sole opinion of Landlord, any portion thereof necessary to the continued efficient and/or economically feasible use of the Building, shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority to prevent taking, then the Term of this Lease shall, at the option of Landlord, forthwith cease and terminate. If the Premises is taken in its entirety, or if only a portion of the Premises is taken but the remainder is not, in Tenant’s reasonable opinion, suitable for Tenant’s use, then this Lease shall terminate. In addition, if a portion of the parking spaces at the Project is taken so that the remainder does not satisfy the parking requirements set forth in Article 15 hereof, and if Landlord fails, within sixty (60) days of such taking to provide alternate parking reasonably accessible to the Building, Tenant may, within ten (10) days of such taking, terminate this Lease by delivering written notice thereof to Landlord. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. Notwithstanding the foregoing, Tenant shall be permitted to file its own claim with the condemning authority for Tenant’s moving costs and leasehold improvements (to the extent that same were paid for by Tenant without contribution from Landlord), provided that no such claim by Tenant shall reduce the amount of any award payable to Landlord.

ARTICLE 9

LIENS

If, because of any act or omission of Tenant or anyone claiming by, through or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises, the Building, the Project or against other property of Landlord (whether or not such lien is valid or enforceable), Tenant shall, at its own expense, cause the same to be discharged of record or insured over or bonded over in a manner acceptable to Landlord within thirty (30) days after Tenant receives written notice thereof, and shall also indemnify and defend Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlement, costs and expenses, including attorneys’ fees, resulting therefrom or by reason thereof.

ARTICLE 10

RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes (excluding Taxes as defined in this Lease), assessments, fees or charges, including any sales, gross income, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as Additional Rent within thirty (30) days following receipt of an invoice therefor.

ARTICLE 11

SUBORDINATION

11.1 Mortgage and Ground Lease. Landlord may hereafter encumber with a mortgage or trust deed the Building or the land on which the Building is located, or any interest therein, and may hereafter sell and lease back the land on which the Building is located, or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a “Mortgage” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee”. Any such lease of the underlying land is herein called a “Ground Lease”, and the lessor under any such lease is herein called a “Ground Lessor”). As of the date of this Lease, the Building and the land on which the Building is located is subject to a mortgage lien (the “Existing Mortgage”) in favor of Borrower’s lender (the “Existing Mortgagee”). Notwithstanding the foregoing, Tenant and the Existing Mortgagee shall execute and deliver a subordination, non-disturbance and attornment agreement in the form of Exhibit I attached hereto concurrently with the execution of this Lease.

11.2 Subordination and Non-Disturbance. If requested by a Mortgagee or Ground Lessor (including, without limitation, the Existing Mortgagee), Tenant will either (i) subordinate its interest in this Lease to said Mortgage (including, without limitation, the Existing Mortgage) or Ground Lease, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, so long as, in the case of any future Mortgage or Ground Lease to which this Lease would be subordinate, the Mortgagee or Ground Lessor delivers to Tenant a non-disturbance and attornment agreement in form reasonably satisfactory to such Mortgagee or Ground Lessor and Tenant, which agreement shall allow Tenant to continue to occupy the Premises pursuant to the terms of this Lease notwithstanding a foreclosure of the Mortgage or termination of the Ground Lease, so long as Tenant is not in default beyond expiration of notice and cure periods and shall contain the provisions set forth below in this Article 11 which relate to mortgage foreclosure or ground lease termination (except as otherwise agreed between such Mortgagee or Ground Lessor and Tenant), or (ii) make certain of Tenant’s rights and interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor.

11.3 Foreclosure and Termination. It is further agreed that if any Mortgage shall be foreclosed, or if any Ground Lease be terminated, (a) the liability of the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building or the Land, and such liability shall not continue or survive after further transfer of ownership; (b) the Mortgagee or Ground Lessor or their successors or assigns that succeeds to the interest of the Landlord in the Building or the Land, or acquires the right to possession of the Building or the Land, shall not be (i) liable for any act or omission of the party named above as the Landlord under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defenses which Tenant may have at any time against Landlord; (iv) bound by any Rent which the Tenant may have paid previously for more than one (1) month; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord; and (c) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment.

11.4 Mortgagee Protection. Tenant agrees to give any Mortgagee and Ground Lessor, by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interest in this Lease, or otherwise) of the address of such Mortgagee and Ground Lessor. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee or Ground Lessor shall have an additional thirty (30) day period within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee or Ground Lessor has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

11.5 Ground Lease. Landlord represents and warrants that there is currently no ground lease in effect with respect to the Building or the Building Land.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1 Defaults by Tenant. The occurrence of any one or more of the following events shall be a Default of this Lease by Tenant:

A. Tenant’s failure to pay any monthly installment of either Base Rent or Additional Rent within five (5) days after written notice thereof, or any other sums due hereunder within ten (10) days after written notice thereof; provided, however, Tenant shall not be entitled to written notice commencing on the third (3rd) and subsequent occasion in any twelve (12) consecutive month period in which Tenant fails to pay Rent or any other sums as and when due under this Lease.

B. Tenant’s failure to perform or observe any term, condition, covenant or obligation, other than the payment of money, required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same, and in fact, completes same within sixty (60) days after notice from Landlord.

C. A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter); or a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

12.2 Remedies of Landlord. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

A. Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as additional rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action;

B. Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

C. Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

D. Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of Landlord’s rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN 735 ILCS §§ 5/9-209 AND 5/9-210). TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE PURSUANT TO SECTION 12.2B OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 12.2C, AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

12.3 Right to Re-Enter. If Landlord exercises either of the remedies provided in Sections 12.2B or C, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

12.4 Damages Upon Termination of Tenant’s Right to Possession. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord’s expenses of reletting. The rents from any such reletting shall be applied first to the payment of the reasonable expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

12.5 Damages Upon Termination of Lease. If this Lease is terminated by Landlord pursuant to Section 12.2B, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Section 3.1 of this Lease or elsewhere herein and the amount projected by Landlord to represent Rent Adjustments for the remainder of the Term pursuant to Section 3.2 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a five percent (5%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (b) any direct damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent. Landlord shall not have the right to recover punitive or, except as expressly set forth in this Lease, consequential damages from Tenant in connection with this Lease.

12.6 Mitigation of Damages. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from a Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after a Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a ”Substitute Tenant”) in accordance with the following criteria:

A. Landlord shall have no obligations to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

B. Landlord shall not be obligated to lease or show the Premises, on a priority basis, offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available;

C. Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building;

D. Landlord shall not be obligated to enter into a lease with any tenant whose use would:

1. violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

2. adversely affect the reputation of the Building; or

3. be incompatible with the operation of the Building as an office building; and

E. Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to perform its obligations under its proposed lease of the Premises.

12.7 Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

12.8 Assumption or Rejection in Bankruptcy. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

12.9 Non-waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any Term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

12.10 Attorneys’ Fees. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees and court costs, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees and court costs, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees and court costs, incurred by it in connection therewith.

12.11 Landlord’s Default. The following shall constitute an “event of default” by Landlord under this Lease:

A. Landlord’s failure to make any payment that this Lease obligates Landlord to pay, provided such failure continues for ten (10) days after Tenant’s written notice thereof to Landlord; and

B. Landlord’s failure to observe and perform any material, non-monetary obligations that this Lease requires Landlord to observe and perform, provided such failure continues for thirty (30) days after Tenant’s notice thereof to Landlord; provided further, however, that if the default cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default if within such thirty (30) day period Landlord shall commence such cure and thereafter diligently prosecute the same to completion.

Upon the occurrence of any event of default by Landlord specified above, then subject to the other terms of this Lease, Tenant shall have all remedies available to it in equity or at law, including the right to seek an order for specific performance. Tenant shall not avail itself of, and hereby waives all rights to, any remedy of punitive or consequential damages.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

13.1 Assignment and Subletting. Tenant shall not, except as hereinafter provided, (i) assign, mortgage, pledge, hypothecate, encumber or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or (iii) sublease the Premises or any part thereof; or (iv) grant any license, concession, or other right of occupancy of any portion of the Premises, or (v) permit the use of the Premises by any party other than Tenant, its agents and employees (each of the events described in clauses (i) through (v) being referred to herein as a “Transfer”). For purposes hereof, the merger or consolidation of Tenant with or into any other corporation or other entity, or a sale or other transfer of any or all of (1) Tenant’s capital stock, if Tenant is a corporation (other than a corporation whose shares are traded on a nationally-recognized exchange), (2) the general partnership interests in Tenant, if Tenant is a partnership, (3) the members’ interests in Tenant, if Tenant is a limited liability company, or (4) Tenant’s assets shall be deemed to be a Transfer. Notwithstanding the foregoing, but subject to Landlord’s right to exercise a Recapture Election (as defined in Section 13.2 hereof), Landlord agrees not to unreasonably withhold or delay consent to any assignment of this Lease, provided (a) Tenant is not then in default under this Lease, (b) Landlord, in its reasonable discretion, determines that the reputation, business and proposed use of the Premises, are satisfactory to Landlord, (c) the financial creditworthiness of the proposed assignee is equal or grater to that of Tenant as of the date of this Lease, as evidenced to Landlord’s reasonable satisfaction, (d) the proposed assignee shall expressly assume in writing all the obligations of this Lease on Tenant’s part to be performed, (e) such consent, if given, shall not release Tenant of any of its obligations under this Lease, including without limitation, its obligation to pay rent, (f) Tenant agrees specifically to pay over to Landlord, as Additional Rent, fifty percent (50%) of all sums provided to be paid under the terms and conditions of such assignment net of Tenant’s reasonable, actual out-of-pocket expenses such as advertising costs, concessions for free rent, improvement allowances, real estate commissions, and the unamortized cost of tenant improvements paid for by Tenant, in connection with such assignment which are in excess of the amounts otherwise required to be paid by Tenant pursuant to this Lease, and (g) Tenant shall defend, indemnify and hold Landlord harmless from any claims for brokerage commissions due in connection with such assignment. Furthermore, but subject to Landlord’s right to exercise a Recapture Election, Tenant shall be permitted to sublease all or any portion of the Premises provided (i) Tenant is not then in default under this Lease, (ii) Landlord, in its reasonable discretion, determines that the reputation, business and proposed use of the Premises by the proposed sublessee, are satisfactory to Landlord, (iii) such consent, if given, shall not release Tenant of any of its obligations under this Lease, including without limitation, its obligation to pay rent, (v) Tenant agrees specifically to pay over to Landlord, as Additional Rent, fifty percent (50%) of all sums provided to be paid under the terms and conditions of such sublease net of Tenant’s reasonable, actual out-of-pocket expenses such as advertising costs, concessions for free rent, improvement allowances, real estate commissions, and the unamortized cost of tenant improvements paid for by Tenant in connection with such sublease which are in excess of the amounts otherwise required to be paid by Tenant pursuant to this Lease, and (vi) Tenant shall defend, indemnify and hold Landlord harmless from any claims for brokers commissions due in connection with any such subletting. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s right to approve all subsequent Transfers. Any Transfer without Landlord’s prior written consent shall be void. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent may be arbitrarily withheld. Notwithstanding any Transfer consented to by Landlord, Tenant shall at all times remain fully liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease and any amendments hereto and extensions of the Term hereof.

13.2 Recapture Election. Except as provided in Sections 13.3 and 13.4, if Tenant, at any time, notifies Landlord in writing of Tenant’s intent to assign this Lease or to sublease all or a portion of the Premises, Landlord, at its sole option, may elect (a “Recapture Election”) to recapture the entire Premises or the portion of the Premises being sublet and terminate this Lease, in whole if this Lease is to be assigned or sublet in total or as to the portion being sublet if a portion is sublet, on the first day of the calendar month specified by Tenant in its Transfer Notice (hereinafter defined) as the effective date of the Transfer, which election shall be effective unless Tenant elects to withdraw its request for approval of such Transfer by delivering a written notice of such withdrawal to Landlord within ten (10) business days after Landlord delivers written notice of Landlord’s exercise of the Recapture Election to Tenant. A Recapture Election, if exercised by Landlord, shall be by written notice to Tenant within thirty (30) days of receipt by Landlord of a Transfer Notice. If Landlord exercises a Recapture Election, Landlord may lease the Premises or the portion thereof recaptured to the sublessee or assignee proposed by Tenant. As used herein, “Transfer Notice” shall mean a written notice from Tenant to Landlord requesting Landlord’s consent to a Transfer.

13.3 Tenant’s Remedy. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Article 13, Tenant’s sole remedy, in the absence of a judicial determination that Landlord has withheld its consent in bad faith, shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

13.4 Transfers to Affiliates. Notwithstanding anything contained in this Article 13 to the contrary, Tenant shall have the right to assign this Lease or sublease all or any portion of the Premises to an Affiliate (hereinafter defined) without Landlord’s prior written consent, provided that (a) neither Tenant nor any guarantor of Tenant’s obligations herewith shall thereby be released from any liability under this Lease, whether present or future (including, without limitation, liability arising during any renewal term of this Lease or with respect to any expansion of the Premises), and (b) if the Affiliate is of the type described in clause (iv) below, Tenant delivers to Landlord evidence satisfactory to Landlord that the Affiliate is sufficiently financially responsible to perform its obligations under this Lease, in the case of an assignment, or the sublease, in case of a sublease. As used herein, “Affiliate” shall mean any corporation or other entity (i) which then owns and controls, whether directly or indirectly, the stock of Tenant; (ii) whose stock is then owned and controlled, whether directly or indirectly, by Tenant; (iii) whose stock is then owned and controlled, whether directly or indirectly, by an entity described in clause (i); or (iv) which is a successor in interest as a result of a merger or consolidation or purchase of all or substantially all of Tenant’s assets. In the case of an assignment or subletting to an Affiliate, Landlord shall not have the right to terminate this Lease as to all or part of the Premises under Section 13.2.

ARTICLE 14

NOTICE AND PLACE OF PAYMENT

14.1 Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given (i) if and when personally delivered, or (ii) if and when delivery is rejected, and shall be sent to a party at its address set forth in Section 1.1H or to such other address the party to receive such notice may have designated to the other party by notice in accordance herewith.

14.2 Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to the address specified in Section 1.1H as the place for payment of rent or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 15

PARKING

Tenant shall be entitled to use on an exclusive basis a total of fifteen (15) spaces in the Underground Garage from the Commencement Date through the remainder of the Term. Tenant shall also be entitled to use on a non-exclusive basis, the surface parking lots and parking decks in the Project in an overall ratio (i.e., including spaces made available to Tenant in the parking lots, the parking decks and the Underground Garage) equal to four (4) parking spaces for each one thousand (1,000) square feet of rentable area from time to time leased by Tenant in the Building. Landlord shall mark the exclusive spaces in the Underground Garage to indicate Tenant’s rights but shall not be obligated to police usage on a day-to-day basis although Landlord shall use reasonable efforts to mediate any disputes regarding proper use of any of Tenant’s exclusive spaces in the Underground Garage. Spaces in the surface parking lots and parking decks will not be reserved for Tenant. Landlord shall not be liable to Tenant in damages or otherwise under any circumstances for failure to provide parking if at any time Landlord is prevented from doing so for reasons beyond its reasonable control, including without limitation, as the result of a taking or condemnation, or during any temporary need to close the Underground Garage or the other parking areas or portions thereof for maintenance, repair and replacement. There shall be no separate charge for parking, but the costs of repairing, operating and maintaining the Underground Garage, the surface parking areas and parking decks shall be deemed Building Operating Expenses.

Landlord has heretofore informed Tenant of the existence of the transportation management association (the “TMA”) in existence with respect to Prairie Stone. Tenant agrees to review and analyze the TMA with the goal of reducing the number of parking spaces used at the Project by Tenant’s employees and invitees, provided that the foregoing shall not affect Landlord’s obligation to make parking available for Tenant in the ratio required in this Article.

ARTICLE 16

EXTENSION OPTION

Landlord hereby grants to Tenant an option to extend the term of this Lease (the “Extension Option”) on the same terms, conditions and provisions as contained herein, except as otherwise provided herein, for one (1) period of five (5) years (the “Extension Period”). The Extension Period shall commence on July 1, 2008 and shall expire on June 30, 2013.

A. Base Rent per square foot of rentable area of the Premises payable during the Extension Period shall be equal to one hundred percent (100%) of the Fair Market Rental Rate (as defined below) for lease terms commencing on or about the date of commencement of the Extension Period, as reasonably determined by Landlord. Tenant shall be required to pay its proportionate share of Building Operating Expenses and Taxes during the Extension Period.

B. If Tenant desires to exercise its option to extend for the Extension Period, Tenant shall deliver a written notice (an “Extension Notice”) to Landlord to such effect no earlier than March 1, 2007 and no later than May 1, 2007, time being of the essence. If not so exercised, Tenant’s option to extend for the Extension Period shall automatically expire.

C. Within thirty (30) days following Landlord’s receipt of Tenant’s Extension Notice, Landlord shall deliver to Tenant a notice stating the Fair Market Rental Rate for the Extension Period (“Extension Period Rental Notice”). If the rental amount specified in the Landlord’s Extension Period Rental Notice is unacceptable to Tenant, Tenant shall have the right to rescind its exercise of the option to extend by delivering a recission notice to Landlord within fifteen (15) days following Landlord’s delivery of the Extension Period Rental Notice. If Tenant delivers its recission notice to Landlord within the fifteen (15) day period, Tenant’s exercise of the option to extend the Lease shall be deemed null and void and this Lease shall expire at the end of the Term. If Tenant fails to deliver the recission notice within the fifteen (15) day period, this Lease shall be extended for the Extension Period unless Tenant notifies Landlord in writing within such fifteen (15) day period that Tenant disagrees with Landlord’s determination of the Fair Market Rental Rate, in which case Tenant shall concurrently notify Landlord of Tenant’s determination of the Fair Market Rental Rate, and if the parties are unable to agree upon a Fair Market Rental Rate within thirty (30) days after such response by Tenant (the “Negotiation Period”), then such dispute shall be settled by arbitration as hereinafter described.

Landlord and Tenant, within fifteen (15) days after expiration of a Negotiation Period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the applicable Fair Market Rental Rate (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Fair Market Rental Rate shall be the average of the two Estimates. If the Fair Market Rental Rate is not so resolved pursuant to the preceding sentence, Landlord and Tenant, within fifteen (15) days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Fair Market Rental Rate for the Extension Period. Each appraiser selected pursuant to this Article 16C shall be certified as an MAI appraiser and shall have had at least ten (10) years experience as a real estate appraiser of which at least the last five (5) years immediately preceding the Negotiation Period must be as a real estate appraiser working in the northwest suburban Chicago, Illinois office market, with working knowledge of current rental rates and market practices. For purposes of this Amendment, “MAI appraiser” means an individual who holds an MAI designation conferred by, and is an independent member of, the American Appraisal Institute (or its successor organization, or in the event there is no successor organization, the organization and designation most similar) and who is not affiliated with Landlord or Tenant. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market Rental Rate for the Extension Period. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Monthly Base Rent rate for the space in question. If either Landlord or Tenant fails to appoint an appraiser within the fifteen (15) day period referred to above, then the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Fair Market Rental Rate within twenty (20) days after their appointment; then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria (or, if such two appraisers are unable to select a third appraiser, such selection shall be made by the President of the Chicago chapter of the American Appraisal Institute [or its successor organization]). Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days, the third appraiser shall make its determination of which of the two Estimates most closely reflects the Fair Market Rental Rate and such-appraiser shall not select anything other than one of the two Estimates from Landlord and Tenant and such Estimate shall be binding on both Landlord and Tenant as the Fair Market Rental Rate for the Extension Period. The party whose Estimate is not selected as the Fair Market Rental Rate shall pay the costs of the third appraiser and of any experts retained by the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

D. Tenant may only exercise its option to extend and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of the applicable option and on the commencement date of the applicable Extension Period, this Lease is in full force and effect and there is no uncured default by Tenant under this Lease and, inasmuch as the option is intended only for the original Tenant named in this Lease, Tenant has not assigned this Lease or sublet any portion of the Premises, except pursuant to Section 13.4.

E. Upon the valid exercise by Tenant of the option to extend, at the request of either party hereto and within thirty (30) days after such request, Landlord and Tenant shall enter into a written supplement to this Lease confirming the rent for the Extension

Period as determined by Landlord in accordance with Paragraph F of this Article 16, and with the other terms, conditions and provisions applicable to the Extension Period as determined in accordance with the provisions of this Article 16.

F. For purposes of the Lease, the term “Fair Market Rental Rate” shall mean a rate comprised of (a) the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as hereinafter defined), as determined by Landlord in good faith, and (b) any escalation of any such base rental rate (based upon a fixed step and/or index) prevailing in the Pertinent Market, as determined by Landlord in good faith, and (c) tenant inducements available in the Pertinent Market, including, without limitation, construction allowances, moving allowances, rental abatements, and expense stops, taking into account (i) comparable leases (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease), if any, recently executed for improved office space in the Building, or (ii) if no such leases for comparable space have been executed in the Building, then leases for comparable (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease) improved office space in office buildings in the northwest suburban Chicago, Illinois area which are comparable to the Building in reputation, quality, age, size, location and level and quality of services provided and which have reached economic stabilization and are not, for any other reason, offering below market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the “Pertinent Market”).

ARTICLE 17

RIGHT OF FIRST OFFER

Landlord hereby grants to Tenant the option to lease, upon the terms and conditions hereinafter set forth, any portion of the Building (collectively, the “Offer Space”) which becomes “available for leasing” (as determined in accordance with Section 17A below) during the Offer Period (as hereinafter defined), prior to entering to a lease for such space with another party.

A. A portion of the Offer Space shall be deemed to be “available for leasing” upon the occurrence of the following events:

(i) such portion of the Offer Space is not leased pursuant to another lease (an “Existing Lease”) including any renewals or extensions thereof;

(ii) if such portion of the Offer Space is subject to a right or option granted in an Existing Lease or a lease of Offer Space which had been offered to Tenant pursuant to the terms of this Article, which right or option is not exercised, the expiration of such unexercised right or option; and

(iii) if such portion of the Offer Space is subject to a right or option granted in an Existing Lease or in a lease of Offer Space which had been offered to Tenant pursuant to the terms of this Article, which right or option is exercised, the expiration of the term of such Existing Lease or any later date upon which the term of the demise of such portion of the Offer Space created by the exercise of such right or option expires (including any renewals or extensions thereof).

B. Prior to Landlord’s leasing any portion of the Offer Space which is or will be available for leasing during the Offer Period, Landlord shall give Tenant a written notice (the “Offer Notice”) setting forth (i) the location, (ii) the net rentable area, (iii) the availability date (the “Offer Space Commencement Date”), (iv) the rental rate, and (v) all other economic terms and concessions (including, without limitation, tenant improvement allowances) being offered with respect to such Offer Space. The Offer Space Commencement Date shall not be less than thirty (30) days after the date such notice is given by Landlord. The term “Offer Space” as used in this Lease shall include, with respect to and for the purposes of a particular Offer Notice, any portions of the Building which are being offered for lease together with the portion of the Offer Space identified in such Offer Notice.

C. Tenant’s right to lease such portion of the Offer Space on the terms described in the applicable Offer Notice shall be exercisable by written notice (the “Acceptance Notices”) from Tenant to Landlord given not later than ten (10) business days after the Offer Notice is delivered to Tenant, time being of the essence. Tenant may not elect to lease less than the entire area of Offer Space described in an Offer Notice. If Tenant does not exercise such right to lease such portion of the Offer Space, Landlord shall have the right to lease all or any portion of said space to any prospective tenant or others, provided that Landlord shall deliver an additional Offer Notice to Tenant with respect to such portion of the Offer Space before leasing such space to another party on economic terms that are, in the aggregate less than ninety percent (90%) as favorable to Landlord, as the economic terms, in the aggregate, offered to Tenant pursuant to the prior Offer Notice.

D. Tenant may only exercise its right to lease a portion of the Offer Space, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of said right and on the pertinent Offer Space Commencement Date, this Lease is in full force and effect, and, inasmuch as the right of offer is intended only for the benefit of the original Tenant named in this Lease, the entire Premises is then occupied by the original Tenant named herein or an affiliate of Tenant as defined in Section 13.4 of this Lease, and the original Tenant has not assigned this Lease or sublet any portion of the Premises, except pursuant to Section 13.4 of this Lease. Furthermore, Tenant shall not be entitled to exercise its right to lease Offer Space hereunder if Tenant is, at the time Tenant receives an Offer Notice, in default of any of its obligations under this Lease unless Tenant cures such default before the expiration of the ten (10) business day period after Tenant receives the applicable Offer Notice.

E. If Tenant has validly exercised its right to lease a portion of the Offer Space, then effective as of the Offer Space Commencement Date, such portion of the Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease except that:

(i) the rent per square foot of net rentable area for such portion of the Offer Space shall be equal to the rental rate quoted by Landlord to Tenant in the Offer Notice;

(i) the net rentable area of the Premises shall be increased by the net rentable area of such portion of the Offer Space and such rentable area of the Premises as increased shall be utilized in calculating the increases in Tenant’s Proportionate Share;

(ii) the term of the demise covering such portion of the Offer Space shall commence on the Offer Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term of this Lease, including any extension or renewal thereof; and

(iii) except as provided otherwise in the applicable Offer Notice, the Offer Space shall be rented in its “as is” condition as of the Offer Space Commencement Date.

F. If Tenant has validly exercised its right to lease all or any portion of the Offer Space in accordance with the terms hereof, Landlord and Tenant, within thirty (30) days after request by either party hereto, shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such portion of the Offer Space as determined in accordance herewith.

G. In the event Landlord is unable to deliver possession on the pertinent Offer Space Commencement Date of the portion of the Offer Space which Tenant has exercised its right to lease because of any act or occurrence beyond the reasonable control of Landlord, including without limitation the unlawful holding over of any tenants or occupants beyond the expiration of their lease terms or other causes of such nature, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such portion of the Offer Space or the balance of the Premises; provided, however, that under such circumstances, rent shall not commence as to such portion of the Offer Space until Landlord is able to deliver possession.

H. In the event any portion of the Offer Space is leased to Tenant other than pursuant to the right of offer described herein, such portion of the Offer Space shall thereupon be deleted from the Offer Space.

I. As used herein, the term “Offer Period” shall mean the period commencing on the Commencement Date and expiring on the day Tenant’s right to extend the term of this Lease for the Extension Period expires.

ARTICLE 18

SIGNAGE

Tenant shall be permitted to use the top portion available for use by tenants of the Building on the monument sign adjacent to the Building (the “Monument Sign”) dedicated for use by office space tenants of the Building for Tenant’s identity sign, which portion shall be specified by Landlord. Tenant shall bear the cost of fabricating and installing its identity sign to be placed on Monument Sign. Tenant’s identity sign shall be professionally fabricated and the content thereof shall be limited to Tenant’s name and business logo. Tenant’s identity sign shall be subject to Landlord’s reasonable approval. Tenant’s rights under this Article 18 shall be personal to American Intercontinental University On-Line.

ARTICLE 19

SECURITY

Landlord will install and maintain a twenty-four (24) hour per day, seven (7) days per week card access security system for the Building. The cost of maintaining such security system shall be deemed a Building Operating Expense hereunder. Landlord reserves the right to alter the security systems provided hereunder in its reasonable discretion provided that any substitute security system shall be designed to provide security no less effective than the security system described in this Article 19.

ARTICLE 20

EXCLUSIVE

Landlord agrees that so long as Tenant is not in Default hereunder, Landlord shall not hereafter enter into any lease of space in the Building for a term which would commence during the Term for the purpose of operating a Post-Secondary Education Facility (hereinafter defined). Notwithstanding the foregoing, in the event the Federal Trade Commission or any other governmental body claims that the foregoing exclusive constitutes a violation of any applicable anti-trust or other similar statutes, laws, rules, ordinances and regulations, such exclusive shall no longer be of any further force and effect, to the extent the same is so violative. As used herein, the term “Post-Secondary Education Facility” shall mean the business of offering post-high school or corporate training, but shall not include use by any tenant or other occupant of the Premises for the purpose of conducting incidental training sessions or seminars for its employees, clients and customers.

ARTICLE 21

SATELLITE DISH LICENSE

21.1 Landlord hereby grants permission to Tenant, during the Term of this Lease, to install, maintain and operate, at Tenant’s sole cost and expense, one (1) satellite dish (with a diameter not exceeding five (5) feet) and related equipment (collectively, the “Equipment”) on the roof of the Building in a location designated by Landlord. Tenant shall be permitted to install such cabling and wiring in the Building as is necessary to connect the Equipment to the Premises. Such installation shall be subject to the requirements of Section 6.3 hereof. The Equipment shall be used solely to send and receive internal communications between Tenant’s offices, or for other business purposes, provided Tenant shall not charge others for use of the

Equipment. The Equipment shall be maintained and operated by Tenant in accordance with all local, state and federal regulations, and further provided that such Equipment shall at all times be adequately shielded so as not to aesthetically affect the architectural integrity of the Building or the Project. Tenant shall have access to and from the roof of the Building from time to time at reasonable times and with reasonable prior notice to Landlord for the purposes of repairing, maintaining and replacing the Equipment. Notwithstanding anything contained herein to the contrary, Landlord reserves the right to change the designated location of the Equipment, as Landlord may deem reasonably necessary or desirable from time to time and at Landlord’s sole cost and expense, provided that the Equipment continues to function properly.

21.2 In connection with Tenant’s operation and continued maintenance of the Equipment, Tenant shall:

A. obtain, at its own cost and expense, all municipal and governmental approvals, licenses, permits and certificates;

B. comply with all laws, statutes, rules and regulations;

C. pay all fees, taxes, impositions or levies as are required by any governmental authority in relation to the Equipment;

D. keep and maintain the Equipment and the area of the roof or the Land, as applicable, adjacent to the Equipment (the “Operating Area”) free of debris and trash and free of hazard to persons and property; and

E. make all necessary repairs and replacements to the Operating Area of any kind whatsoever, which result from Tenant’s installation, operation and use of the Equipment.

21.3 At the expiration or termination of this Lease or Tenant’s right to possession of the Premises, Tenant shall immediately remove the Equipment at Tenant’s sole cost and expense. Any Equipment not so removed shall be deemed abandoned, but Tenant shall remain liable for the actual out-of-pocket reasonable cost of removal and disposal. Tenant shall restore the Operating Area to its original condition, normal wear and tear, fire or other casualty, condemnation or eminent domain, and repairs which are not Tenant’s responsibility excepted.

21.4 Any and all utility costs related to the installation and operation of the Equipment shall be the sole responsibility of Tenant. Tenant acknowledges that Landlord is not required to supply Tenant any services or utilities related to the operation of the Equipment. Tenant shall be permitted, at its sole cost and expense, to tap into the Building’s electrical supply provided (a) Landlord determines in its reasonable judgment there is available electricity for Tenant’s usage, and (b) Tenant installs a separate meter, at Tenant’s sole cost and expense.

21.5 Tenant agrees that the term “Premises”, as used in this Lease, shall include the Operating Area.

ARTICLE 22

STORAGE SPACE

Tenant acknowledges that the Building does not currently contain any storage space for use by tenants. If Tenant desires to lease storage space in the Building, Landlord shall use reasonable efforts to provide Tenant with up to 300 square feet of space in the Building to be used by Tenant (“Storage Space”). Tenant’s option to lease the Storage Space (the “Storage Space Option”) shall be exercised by Tenant, if at all, by delivering written notice (the “Storage Space Notice”) to Landlord no later than May 1, 2004, time being of the essence. If Tenant exercises the Storage Space Option, Landlord shall make reasonable efforts to provide Tenant with the Storage Space within ninety (90) days after Landlord’s receipt of the Storage Space Notice.

A. Term of Lease of Storage Space. The term of the Lease of the Storage Space shall commence upon delivery of possession of such space to Tenant and shall expire upon the expiration or sooner termination or later extension of the Term. Notwithstanding the foregoing, Tenant shall have the right to terminate its lease of the Storage Space on not less than thirty (30) days’ prior written notice to Landlord so long as such notice is accompanied by payment to Landlord of the unamortized costs (including interest on such costs at the rate of 10% per annum) incurred by Landlord in constructing the Storage Space.

B. Rent. Rent (inclusive of Expenses and Taxes) for the Storage Space shall be due and payable as and when Monthly Installments of Base Rent are due and payable under this Lease. Such rent shall initially be at the rate $10.00 per square foot of the Storage Space escalating three percent (3%) per annum, on a compounded basis, on each anniversary of the Commencement Date.

C. No Tenant Improvement Allowance. Tenant shall not be entitled to any tenant improvement allowance with respect to the Storage Space.

D. Use of Storage Space. Tenant shall use the Storage Space solely for purpose of storing Tenant’s personal property. Tenant shall keep the Storage Space in good condition and repair, and shall maintain the Storage Space in accordance with applicable statutes, ordinances and governmental requirements, all at Tenant’s sole cost and expense. Tenant shall not make any alterations to the Storage Space without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and such alterations shall be performed in accordance with Section 6.3 hereof. Tenant shall not use the Storage Space to store flammable substances; food products; illegal substances; Hazardous Materials; biologically or chemically active materials, or other materials which signally or together generate heat, odor, or liquid by-products; jewelry; precious metals or objects of high value. Tenant shall allow Landlord access to the Storage Space at all reasonable hours for the purposes of examining or exhibiting the same, or to make repairs or alterations to the Storage Space which Landlord may deem fit to make. Landlord shall not be obligated to furnish any utility or other services to the Storage Space, except electricity for lights connected to outlets which shall be installed in the Storage Space at Tenant’s cost. Upon the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises, Tenant shall remove all of its property from the Storage Space and leave the same in good condition and repair, subject to ordinary wear and tear and casualty. Tenant shall not allow the Storage Space to be used or occupied in whole or in part by any other persons, and will not sublet the same, or any part thereof.

E. Relocation. Landlord reserves the right to relocate Tenant’s Storage Space hereunder to a different location in the Building upon ten (10) days’ prior written notice to Tenant, provided (i) such relocation shall be at Landlord’s sole cost and expense, and (ii) the new location of the Storage Space shall contain not less than the number of square feet of area in the original Storage Space.

F. Additional Conditions. Tenant’s exercise of the option to lease the Storage Space is further conditioned on the following:

1. Tenant shall not be in Default under this Lease on the date Tenant delivers the Storage Space Notice, unless Landlord, in its sole and absolute discretion, elects to permit Tenant’s lease of the Storage Space notwithstanding such Default;

2. This Lease shall be in full force and effect on the date on which Tenant delivers the Storage Space Notice and on the commencement date of the Lease with respect to the Storage Space; and

3. Tenant’s exercise of the option to lease the Storage Space shall be irrevocable once made subject to Tenant’s right to terminate its lease of the Storage Space as set forth above.

G. Amendment. If Tenant exercises the Storage Space Option, Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the lease of the Storage Space by Landlord to Tenant on the terms provided above.

ARTICLE 23

GUARANTY

As consideration for Landlord’s entering into this Lease, Tenant shall cause Career Education Corporation to execute and deliver to Landlord a guaranty of the obligations of Tenant under this Lease in the form of Exhibit E attached hereto.

ARTICLE 24

MISCELLANEOUS GENERAL PROVISIONS

24.1 Estoppel Certificate. Landlord shall at the request of Tenant, and Tenant shall, at the request of Landlord, within ten (10) business days following receipt of a written request execute, acknowledge and deliver to the other or to any lender, purchaser or prospective lender or purchaser designated by the requesting party, a written statement certifying, to the extent true: (1) that this Lease is the only lease between the parties and is in full force and effect and unmodified (or, if modified, stating the nature of such modification); (2) the date to which rent has been paid; (3) that there are no offsets or defenses against Tenant’s obligation to pay rent under this Lease claimed by Tenant; (4) that there are not, to such party’s knowledge, any uncured defaults (or specifying such defaults, if any are claimed); and (5) such other or additional information as reasonably requested by the requesting party. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building.

24.2 Real Estate Broker. Landlord and Tenant each state to the other that it has not dealt with any real estate broker except for The John Buck Company and Julien J. Studley, Inc. and, to its knowledge, no other broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission or other compensation in connection with this Lease. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any other broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Lease.

24.3 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

24.4 Complete Agreement; Amendments. This Lease, including all Exhibits attached hereto, constitutes the entire agreement between the parties hereto; it supersedes all previous understandings and agreements between the parties, and no oral or implied representations or understandings shall vary its terms; and it may not be amended except by a written instrument executed by both parties hereto.

24.5 Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be liable for and obligated to perform Landlord’s covenants under this Lease only during and in respect of their successive periods of ownership during the term of this Lease.

24.6 Time Is of the Essence. Time is of the essence of this Lease and each and all of its provisions.

24.7 Remedies and Rights May Be Exercised by Landlord In Its Own Name. All rights and remedies of Landlord under this Lease, or that may be provided by law, may be exercised by Landlord in its own name individually, or in its name by any agent thereof, and all legal proceedings for the enforcement of any such rights or remedies, may be commenced and prosecuted to final judgment and executed by Landlord in its own name individually or in its name by any agent thereof.

24.8 Severability of Invalid Provisions. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

24.9 Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business on the Premises or otherwise.

24.10 Certain Words, Gender and Headings. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

24.11 Rights Reserved to Landlord. Landlord reserves the following rights and Tenant accedes thereto. Specification of the rights reserved to Landlord herein shall not exclude any right accruing to Landlord by operation of law or reserved specifically or by inference from any provision contained in this Lease:

A. Signs: To install, affix and maintain any and all signs on the exterior and interior of the Building.

B. Windows: To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment and to control all the internal lighting that may be visible from the Common Areas or from the exterior of the Building.

C. Service Contracts: To approve all sources furnishing sign painting and lettering, ice and drinking water, and to designate all sources furnishing towels, toilet supplies, food service, shoe shining or other services on the Premises, provided such services as are designated by Landlord are reasonably competitive with rates charged therefor in the Chicago metropolitan area. No vending or dispensing machines of any kind shall be placed in or about the Premises, except for use solely by Tenant’s employees and guests.

D. Rights to Conduct Businesses: To grant to anyone the exclusive right to conduct any business or render any service in the Building provided such exclusive right shall not operate to exclude Tenant from the use permitted by this Lease.

E. Close Building: To close the Building after regular working hours and on legal holidays subject, however, to Tenant’s right to admittance under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a security guard by registration or otherwise and that said persons establish their right to enter or leave the Building.

F. Name of Building and Project. To change the name of the Building or the Project to the name of any party without obligation for any loss or damage to Tenant by reason thereof.

24.12 Americans With Disabilities Act (“ADA”). Landlord shall be responsible for compliance with ADA in the Common Areas and Tenant shall be responsible for compliance with ADA in the Premises; provided however, Tenant shall be responsible for compliance with ADA in the applicable Common Areas in the event (i) the conduct of Tenant’s business is unique to that of other tenants in the Building and necessitates special requirements, or (ii) Tenant’s improvements in the Premises thereby necessitate compliance with ADA in the Common Areas.

24.13 Hazardous Substances.

A. Defined Terms.

(i) “Claim” shall mean and include any demand, cause of action, proceeding, or suit (a) for damages (actual or punitive), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, or (b) for the costs of site investigations, feasibility studies, information requests, health or risk assessments, or Response actions, and (c) for enforcing insurance, contribution, or indemnification agreements.

(ii) “Environmental Law” shall mean and include all federal, state and local statutes, ordinances, regulations, and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C.

Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and state superlien and environmental clean-up statutes, with implementing regulations and guidelines. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials.

(iii) “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product, or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under the TSCA; source material, special nuclear material, byproduct material, and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. { 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA.

(iv) “Manage” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, or abandon Hazardous Materials.

(v) “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(vi) “Response” or “Respond” shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess, or abate the Release of a Hazardous Material.

B. Tenant’s Obligations with Respect to Environmental Matters. During the term of this Lease, Tenant warrants that with respect to the Premises, the Building or the Project, as applicable in each case: (1) Tenant shall at its own cost comply with all Environmental Laws; (2) Tenant shall not conduct or authorize the Management of any Hazardous Materials on the Premises, without prior written disclosure to and approval by Landlord which approval shall not be unreasonably withheld so long as the Hazardous Materials which Tenant desires to be Managed at the Premises are in reasonable amounts and are customarily used in the operation of office space; (3) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA for storage, treatment, or disposal of Hazardous Materials; (4) Tenant shall not dispose of Hazardous

Materials in dumpsters provided by Landlord for Tenant use; (5) Tenant shall not discharge Hazardous Materials into Building drains or sewers; (6) Tenant shall not cause or allow the Release of any Hazardous Materials on, to, or from the Project; and (7) Tenant shall at its own cost arrange for the lawful transportation and off-site disposal of all Hazardous Materials that it generates. During the term of this Lease, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency, or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any Release of a Hazardous Material on, to, or from the Premises or the Building; (ii) the imposition of any lien on the Premises or the Building; or (iii) any alleged violation of or responsibility under Environmental Laws pertaining to the Premises, the Building or the Project. Landlord and Landlord’s agents and employees shall, following the delivery of reasonable prior notice (except that, in the case of emergencies, no prior notice shall be necessary) have the right to enter the Premises and/or conduct appropriate inspections or tests, at Landlord’s expense, in order to determine Tenant’s compliance with Environmental Laws. Upon written request by Landlord, Tenant shall provide Landlord with the results of reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant has complied with all Environmental Laws relating to the Premises. If Tenant’s Management of Hazardous Materials at the Premises (x) gives rise to liability or to a Claim under any Environmental Law, (y) causes a significant public health effect, or (z) creates a nuisance, Tenant shall promptly take all applicable action in Response.

C. Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective members, partners, officers, directors, and employees from all claims arising from or attributable to any breach by Tenant of any of its warranties, representations, or covenants in this Section. Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.

D. Landlord’s Representation and Compliance Objections. Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, at the time possession of the Premises is delivered to Tenant, the Premises shall contain no Hazardous Materials. Landlord, at its expense (but subject to inclusion in Building Operating Expenses except to the extent prohibited pursuant to Section 3.2), shall, to the extent non-compliance would have an adverse affect on Tenant’s use and occupancy of the Premises or the health and safety of Tenant’s employees, comply or cause compliance with Environmental Laws relating to the Building or the Land that are not Tenant’s obligations under Section 16.14 hereof.

24.14 Excuse of Landlord’s or Tenant’s Inability to Perform. This Lease and the obligation of Tenant to pay rent hereunder and perform all of Tenant’s covenants and agreements hereunder shall not be impaired nor shall Landlord be in default hereunder because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by any of the following (“Permitted Excuse”): accident, breakage, repairs, alterations, improvements, strike or labor troubles, or any outside cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof of any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Tenant shall not be in default hereunder for the period set forth in Section 12.1 because Tenant is unable to fulfill any of its obligations under this Lease (other than those obligations which would be satisfied by the legal payment of money either to Landlord or to any other party), if Tenant is prevented or delayed from so doing by any cause outside the reasonable control of Tenant.

24.15 Financial Statements. Tenant hereby agrees to deliver to Landlord, from time to time as reasonably requested by Landlord, Tenant’s annual report.

24.16 Declarations. Tenant agrees that this Lease will be subject and subordinate to any property owners’ association declaration (including, without limitation, the Prairie Stone Declaration) and to such easements, covenants, conditions and restrictions, which have been or will be created thereunder (whether prior to or subsequent to the date of this Lease) as are in time to time in effect during the Term of this Lease (collectively, “Project Declarations”) provided that with respect to any Project Declaration entered into in the future, such Project Declaration shall not materially and adversely affect Tenant’s rights under or costs in connection with this Lease. Tenant further agrees to comply with the terms of any such Project Declarations, provided, however, Tenant shall not be obligated to comply with the terms of any Project Declaration entered into in the future which is inconsistent with this Lease unless Tenant has consented to such terms.

24.17 Corporate Authority. If Tenant executes this Lease as a corporation, it shall deliver to Landlord, concurrently with Tenant’s delivery of this Lease, an appropriate corporate resolution and secretary’s certification thereof that Tenant is a duly authorized and validly existing corporation, that Tenant has and is qualified to do business in Illinois, that the corporation has full right and authority to enter into this Lease, and that each person signing this Lease on behalf of the corporation was authorized to do so.

24.18 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease, or otherwise, until execution by and delivery to both Landlord and Tenant.

24.19 Limitation of Landlord’s Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, members, directors, officers, shareholders or trustees of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In the event of any default by Landlord under this Lease, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Building and the real property on which it is located. The provisions of this Section are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this Section be deemed to limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or this Lease. In the event of sale or other transfer of Landlord’s right, title and interest in the Building and an assumption of this Lease by the purchaser or transferee, Landlord shall thereafter be released from all liability and obligations hereunder; provided, that this Section shall inure to the benefit of any such purchaser or transferee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date first above written.

LANDLORD:				TENANT:

TWO PARK CENTER, L.L.C., a Delaware limited liability company				AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation

By:	SDC Buck II, L.L.C., a Delaware limited liability company, its Managing Member			By:	/s/ Patrick Pesch Patrick Pesch, authorized signatory

	By:	Buck P-Stone II, LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ John Q. O’Donnell
		Name:	John Q. O’Donnell
		Title:	Authorized Signatory

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

Lot 4G3 in the final plat of resubdivision of Lots 4A1 and 4G in Prairie Stone of Lot 4A1 of the resubdivision of Lots 4A and 4D, and Lot 4G in the resubdivision of Lot 4 in Sears Business Park and that property conveyed by trustees deed, recorded as Document Number 04022735, in the south half of Section 31 and 32, Township 42 North, Range 9 east of the third principal meridian, said final plat of resubdivision of Lots 4A1 and 4G recorded as Document 97519164, in Cook County, Illinois. Lot 4G3 being more particularly described as follows:

Beginning at the southwest corner of said Lot 4G3; thence along the westerly, northerly, easterly and southerly lines of said Lot 4G3 the following seven courses: 1) thence north 04 degrees 39 minutes 52 seconds west 197.95 feet; 2) thence north 16 degrees 59 minutes 55 seconds east 186.52 feet; 3) thence south 73 degrees 28 minutes 02 seconds east 390.96 feet; 4) thence southerly along the arc of a nontangential curve concave to the east, having a radius of 150.00 feet, having a chord bearing of south 02 degrees 57 minutes 49 seconds west, 56.20 feet; 5) thence southerly along the arc of a curve concave to the southeast, having a radius of 102.73 feet, having a chord bearing of south 33 degrees 00 minutes 18 seconds west, 118.37 feet to a point of tangency; 6) thence south 00 degrees 00 minutes 00 seconds west 87.37 feet; 7) thence south 85 degrees 35 minutes 35 seconds west 356.20 feet to the place of beginning, all in Cook County, Illinois.

FIRST AME

AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of May 3, 2002, by and between TWO PARK CENTER, L.L.C., a Delaware limited liability company (“Landlord”), and AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated March 13, 2002 (the “Lease”) for certain premises (the “Premises”) in the building located at 5550 Prairie Stone Parkway, Hoffman Estates, Illinois, commonly known as Two Park Center (the “Building”).

B. The Lease provides that possession of the Premises shall be delivered in four (4) phases. The Lease further provides that the fourth portion of the Premises to be delivered to Tenant (which portion of the Premises is referred to in the Lease as the Third Expansion Space) shall consist of 20,000 square feet of rentable area located on the second floor of the Building.

C. Tenant desires to add to the Third Expansion Space an additional portion of the second floor of the Building consisting of 13,603 square feet of rentable area as depicted on Exhibit A attached hereto (the “Additional Space”).

D. Landlord and Tenant desire to amend the Lease to add the Additional Space to the Third Expansion Space on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

Third Expansion Space. The Third Expansion Space shall be deemed to contain 33,603 square feet of rentable area in the aggregate as depicted on Exhibit B attached hereto. Upon the occurrence of the Third Expansion Date, Tenant’s Building Expense Percentage shall be 38.33% and the Total Number of Square Feet of Rentable Area in the Premises shall be 74,253.

Base Rent. Section 3.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“3.1 Base Rent. Tenant shall pay to Landlord as “Base Rent” for the Premises the following amounts per square foot of rentable area of the Premises per Lease Year:

Lease Year	Base Rent per Square Footage of Rentable Area	Annual Base Rent	Monthly Installments of Base Rent
5/1/02 – 7/31/02[1]	$12.75	$255,000.00	$21,250.00
8/1/02 – 12/31/02[2]	$12.75	$382,500.00	$31,875.00
1/1/03 – 4/30/03[3]	$12.75	$518,287.50	$43,190.63
5/1/03 – 6/30/03[3]	$13.13	$533,734.50	$44,477.88
7/1/03 – 4/30/04[4]	$13.13	$974,941.89	$81,245.16
5/1/04 – 4/30/05[4]	$13.53	$1,004,643.09	$83,720.26
5/1/05 – 4/30/06[4]	$13.93	$1,034,344.29	$86,195.36
5/1/06 – 4/30/07[4]	$14.35	$1,065,530.55	$88,794.21
5/1/07 – 4/30/08[4]	$14.78	$1,097,459.34	$91,454.95
5/1/08 – 6/30/08[4]	$15.22	$1,130,130.66	$94,177.56

Base Rent shall be payable, in advance, in equal consecutive monthly installments, which installments shall be due and payable on or before the first day of each and every calendar month during the Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month, the Base Rent installment for such first fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

[1]	Base Rent for the period of May 1, 2002 through July 31, 2002 is calculated based on the Premises containing 20,000 square feet of rentable area.
[2]	Base Rent for the period of August 1, 2002 through December 31, 2002 is calculated based on the Premises containing 30,000 square feet of rentable area.
[3]	Base Rent for the period of January 1, 2003 through June 30, 2003 is calculated based on the Premises containing 40,650 square feet of rentable area.
[4]	Base Rent for the period of July 1, 2003 through June 30, 2008 is calculated based on the Premises containing 74,253 square feet of rentable area.”

Condition of Additional Space. Tenant acknowledges that it is leasing the Additional Space in its “as is” condition, and that no agreements to alter, remodel, decorate, clean or improve the Additional Space or the Building have been made by Landlord or any party acting on Landlord’s behalf, except that Landlord represents and covenants that the Additional Space shall be in compliance with all applicable laws and governmental regulations at the time possession thereof is delivered to Tenant. Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to perform certain alterations and improvements to the Additional Space, which alterations and improvements shall be performed as part of Tenant’s Work as defined in and subject to the terms and conditions of the Second Floor Workletter

2

attached to the Lease as Exhibit H. The Second Floor Space Construction Allowance (as defined in the Second Floor Workletter) for the entire Third Expansion Space (i.e., including the Additional Space) shall be $1,344,120.00 (being $40.00 per square foot of rentable area of the entire Third Expansion Space). In addition, Section 9(a) of the Second Floor Workletter is hereby amended by deleting $2,400.00 and inserting $4,032.36 in its place.

Parking. Article 15 of the Lease is hereby amended by deleting “fifteen (15) spaces” and inserting “seventeen (17) spaces” in its place.

Brokers. Landlord and Tenant each represent and warrant to the other that the only brokers they have dealt with in connection with this Amendment are The John Buck Company and Julien J. Studley, Inc., whose commissions and fees shall be paid by Landlord pursuant to a separate written agreement. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any other broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

Limitation of Landlord’s Liability. The obligations of Landlord under the Lease as amended by this Amendment do not constitute personal obligations of the individual partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease as amended by this Amendment. In the event of any default by Landlord under the Lease as amended by this Amendment, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease. In the event of sale or other transfer of Landlord’s right, title and interest in the Building, Landlord shall be released from all liability and obligations thereafter accruing under the Lease as amended by this Amendment; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

3

Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:				TENANT:

TWO PARK CENTER, L.L.C., a Delaware limited liability company				AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation

By:	SDC Buck II, L.L.C., a Delaware limited liability company, its Managing Member			By:	/s/ Patrick Pesch
Patrick Pesch, authorized signatory

	By:	Buck P-Stone II, LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ John Q. O’Donnell
Name: John Q. O’Donnell
Title: Authorized Signatory

5

REAFFIRMATION OF GUARANTY

The undersigned, as guarantor of Tenant’s obligations under the Lease pursuant to that certain Guaranty dated March 13, 2002 (the “Guaranty”) and as of the date of the Amendment, hereby (a) consents to the Amendment; (b) ratifies the Guaranty; (c) confirms that the Guaranty remains in full force and effect; and (d) agrees that the Guaranty includes, without limitation, all of Tenant’s obligations under the Lease as amended by the Amendment.

CAREER EDUCATION CORPORATION, a Delaware corporation

By: /s/ Patrick Pesch
Name: Patrick Pesch
Title: Executive VP/CFO/SEC/TR

6

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of September 30 , 2002, by and between TWO PARK CENTER, L.L.C., a Delaware limited liability company (“Landlord”), and AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation (“Tenant”).

R E C I T A L S:

E. Landlord and Tenant entered into that certain Lease dated March 13, 2002 (the “Original Lease”), as amended by that certain First Amendment to Lease dated May 3, 2002 (the “First Amendment”); (the Original Lease and the First Amendment are hereinafter referred to collectively as the “Lease”) for certain premises (the “Premises”) in the building located at 5550 Prairie Stone Parkway, Hoffman Estates, Illinois, commonly known as Two Park Center (the “Building”).

F. The Lease provides that possession of the Premises shall be delivered in four (4) phases. The Premises currently consist of 30,000 square feet of rentable area. Pursuant to the First Amendment, as of January 1, 2003, the Premises will consist of 40,650 square feet of rentable area, and as of July 1, 2003, the Premises will consist of 74,253 square feet of rentable area (collectively, the “Original Premises”).

G. Pursuant to a lease dated July 17, 2000 (“Kemper Lease”) Lumbermens Mutual Casualty Company d/b/a Kemper Insurance Companies (“Kemper”) currently leases approximately 7,177 square feet of rentable area located on the 4th floor of the Building and depicted on Exhibit A attached hereto (“Additional Space”). The term of the Kemper Lease is scheduled to expire on September 30, 2005.

H. Tenant currently subleases the Additional Space from Kemper pursuant to a sublease dated August 9, 2002 (the “Sublease”). Upon the expiration of the Kemper Lease, Tenant desires to lease the Additional Space from Landlord pursuant to the Lease.

I. Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

Additional Space Commencement Date. Effective as of the Additional Space Commencement Date (hereinafter defined), the Additional Space shall be added to the Original Premises (the Original Premises and Additional Space shall be collectively referred to as the “Premises”) upon all of the terms and conditions of the Lease as modified herein. The Lease of Additional Space shall terminate upon the expiration or sooner termination of the Lease with respect to the Original Premises. The term “Additional Space Commencement Date” shall mean October 1, 2005.

Rent for the Premises.

Commencing on the Additional Space Commencement Date, Tenant shall pay to Landlord Annual Base Rent with respect to the entire Premises in the manner and at the times set forth in Section 3.1 of the Original Lease (as amended by Section 2 of the First Amendment) and in the amounts set forth below, without demand, deduction or setoff, except as expressly provided in the Lease.

Period	Annual Base Rent per Rentable Square Foot	Annual Base Rent	Monthly Base Rent
10/1/05 to 4/30/06	$13.93	$1,134,319.90	$94,526.66
5/1/06 to 4/30/07	$14.35	$1,168,520.50	$97,376.71
5/1/07 to 4/30/08	$14.78	$1,203,535.40	$100,294.62
5/1/08 to 6/30/08	$15.22	$1,239,364.60	$103,280.38

Commencing on the Additional Space Commencement Date, Tenant’s Share for the entire Premises shall be increased to 42.04%, the Premises shall be deemed to contain 81,430 square feet of rentable area in the aggregate, and Tenant shall pay Tenant’s Proportionate Share of Building Operating Expenses and Tenant’s Proportionate Share of Taxes for each year as set forth in Section 3.3 of the Original Lease

Condition of Additional Space. Tenant acknowledges that it is leasing the Additional Space in its “as is” condition, and that no agreements to alter, remodel, decorate, clean or improve the Additional Space or the Building have been made by Landlord or any party acting on Landlord’s behalf, except that Landlord represents and covenants that the Additional Space shall be in compliance with all applicable laws and governmental regulations at the time possession thereof is delivered to Tenant. Notwithstanding the foregoing, but provided Tenant is not then in default under the Lease, Landlord shall pay to Tenant, as an additional construction allowance in connection with the Additional Space, the sum of Forty-Eight Thousand Fourteen and 13/100 Dollars ($48,014.13) (being $6.69 per square foot of rentable area of the Additional Space) promptly after Landlord’s receipt of Tenant’s written demand therefor delivered after the Additional Space Commencement Date.

Parking. As of the Additional Space Commencement Date, Tenant shall be entitled to use the two (2) additional parking spaces currently used by Kemper pursuant to the Kemper Lease in the Underground Garage, pursuant to the terms of Article 15 of the Original Lease (as amended by Section 4 of the First Amendment).

Brokers. Landlord and Tenant each represent and warrant to the other that the only brokers they have dealt with in connection with this Amendment are The John Buck Company and Julien J. Studley, Inc. (collectively, “Brokers”). Landlord agrees to pay the Brokers the following amounts pursuant to a separate written agreement, but not before the Additional Space Commencement Date: $6,882.16 to The John Buck Company and $15,789.40 to Julien J. Studley, Inc. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any other broker for fees, commissions or other compensation to

2

the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

Limitation of Landlord’s Liability. The obligations of Landlord under the Lease as amended by this Amendment do not constitute personal obligations of the individual partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease as amended by this Amendment. In the event of any default by Landlord under the Lease as amended by this Amendment, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease. In the event of sale or other transfer of Landlord’s right, title and interest in the Building, Landlord shall be released from all liability and obligations thereafter accruing under the Lease as amended by this Amendment; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

TWO PARK CENTER, L.L.C., a Delaware limited liability company			AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation

By:	SDC Buck II, L.L.C., a Delaware limited liability company, its Managing Member		By: /s/ Patrick Pesch
Patrick Pesch, authorized signatory

	By:	Buck P-Stone II, LLC, a Delaware limited liability company, its Managing Member

By: /s/ John Q. O’Donnell
Name: John Q. O’Donnell
Title: Authorized Signatory

4

REAFFIRMATION OF GUARANTY

The undersigned, as guarantor of Tenant’s obligations under the Lease pursuant to that certain Guaranty dated March 13, 2002 (the “Guaranty”) and as of the date of the Amendment, hereby (a) consents to the Amendment; (b) ratifies the Guaranty; (c) confirms that the Guaranty remains in full force and effect; and (d) agrees that the Guaranty includes, without limitation, all of Tenant’s obligations under the Lease as amended by the Amendment.

CAREER EDUCATION CORPORATION, a Delaware corporation

By: /s/ Patrick Pesch
Name: Patrick Pesch
Title: Executive VP/CFO/SEC/TR

5

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of January 31 , 2003, by and between TWO PARK CENTER, L.L.C., a Delaware limited liability company (“Landlord”), and AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation (“Tenant”).

R E C I T A L S:

J. Landlord and Tenant entered into that certain Lease dated March 13, 2002 (the “Original Lease”), as amended by that certain First Amendment to Lease dated May 3, 2002 (the “First Amendment”) and by that certain Second Amendment to Lease dated September 30, 2002 (the “Second Amendment”); (the Original Lease, the First Amendment and the Second Amendment are hereinafter referred to collectively as the “Lease”) for certain premises (the “Premises”) in the building located at 5550 Prairie Stone Parkway, Hoffman Estates, Illinois, commonly known as Two Park Center (the “Building”).

K. The Lease provides that possession of the Premises shall be delivered in phases. Tenant occupied and rent began accruing under the Third Expansion Space on January 6, 2003 (including, without limitation, Annual Base Rent at the rate of $12.75 per square foot of rentable area per annum, increasing as and when provided in the Lease). The Premises currently consist of 74,253 square feet of rentable area in the aggregate. Pursuant to the Second Amendment, as of October 1, 2005, the Premises will consist of 81,430 square feet of rentable area (collectively, the “Original Premises”).

L. Tenant desires to lease an additional portion of the Building containing approximately 4,380 square feet of rentable area and depicted on Exhibit A attached hereto (the “Expansion Space”).

M. Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

Expansion Space Commencement Date. Effective as of the Expansion Space Commencement Date (hereinafter defined), the Expansion Space shall be added to the Original Premises (the Original Premises and Expansion Space shall be collectively referred to as the “Premises”) upon all of the terms and conditions of the Lease as modified herein. The Lease of Expansion Space shall terminate upon the expiration or sooner termination of the Lease with respect to the Original Premises. The term “Expansion Space Commencement Date” shall mean April 1, 2003.

Rent for the Premises.

Commencing on the Expansion Space Commencement Date, Tenant shall pay to Landlord, in addition to Annual Base Rent for the Original Premises, Annual Base Rent with respect to the Expansion Space in the manner and at the times set forth in

Section 3.1 of the Original Lease (as amended by Section 2 of the First Amendment) and in the amounts set forth below, without demand, deduction or setoff, except as expressly provided in the Lease.

Period	Annual Base Rent per Rentable Square Foot	Annual Base Rent	Monthly Base Rent
4/1/03 to 3/31/04	$12.50	$54,750.00	$4,562.50
4/1/04 to 3/31/05	$13.00	$56,940.00	$4,745.00
4/1/05 to 3/31/06	$13.50	$59,130.00	$4,927.50
4/1/06 to 3/31/07	$14.00	$61,320.00	$5,110.00
4/1/07 to 6/30/08	$14.50	$63,510.00	$5,292.50

Effective as of January 6, 2003, Tenant’s Building Expense Percentage for the Premises was increased to 38.33%. Commencing on (i) the Expansion Space Commencement Date, Tenant’s Building Expense Percentage for the entire Premises shall be increased to 40.60% and the Premises shall be deemed to contain 78,633 square feet of rentable area in the aggregate, and (ii) October 1, 2005, Tenant’s Building Expense Percentage for the entire Premises shall be increased to 44.30% and the Premises shall be deemed to contain 85,810 square feet of rentable area in the aggregate. Tenant shall pay Tenant’s Proportionate Share of Building Operating Expenses and Tenant’s Proportionate Share of Taxes for each year as set forth in Section 3.3 of the Original Lease

Condition of Expansion Space. Tenant acknowledges that it is leasing the Expansion Space in its “as is” condition, and that no agreements to alter, remodel, decorate, clean or improve the Expansion Space or the Building have been made by Landlord or any party acting on Landlord’s behalf, except that Landlord represents and covenants that the Expansion Space shall be in compliance with all applicable laws and governmental regulations at the time possession thereof is delivered to Tenant. Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to perform certain work in the Expansion Space to make the same ready for Tenant’s occupancy (the “Expansion Space Work”). Tenant shall be permitted to perform such work, subject to Tenant’s compliance with the provisions of Section 6.5 of the Original Lease, through a contractor approved by Landlord in advance and pursuant to plans and specifications approved by Landlord in advance. All costs of the Expansion Space Work shall be borne by Tenant; provided, however, after the Expansion Space Commencement Date, Landlord shall contribute up to One Hundred Seventy-Five Thousand Two Hundred and 00/100 Dollars ($175,200.00) (being $40.00 per square foot of rentable area of the Expansion Space) (the “Expansion Space Allowance”) to Tenant following the completion of the Expansion Space Work upon receipt by Landlord of Tenant’s written demand therefor accompanied by (i) a reasonably detailed description of the Expansion Space Work, including, without limitation, the identification of all contractors and material suppliers who have supplied labor or materials in connection with the Expansion Space Work, (ii) invoices marked “paid” from all contractors and material suppliers identified pursuant to clause (i), (iii) final lien waivers from all contractors and

2

material suppliers identified pursuant to clause (i), and (iv) Tenant’s certification that the Expansion Space Work has been completed pursuant to the provisions of this Lease. The Expansion Space Allowance shall be available to reimburse Tenant for the costs of the Expansion Space Work; architectural and engineering costs and permit fees in connection with the Expansion Space; Landlord’s fees in connection with the tenant improvement work contemplated by this Section 3; telecommunications, cabling and signage in connection with the Expansion Space; and other similar items, but shall not be available to be used as a credit against rent due hereunder. Landlord shall have no obligation to pay any portion of the Expansion Space Allowance prior to the Expansion Space Commencement Date, or at any time that Tenant is in default under the Lease. Landlord shall have no obligation to pay any portion of the Expansion Space Allowance unless the Expansion Space Work is completed and all of the items set forth in clauses (i) through (iv) above have been submitted to and approved by Landlord no later than six (6) months after the Expansion Space Commencement Date, time being of the essence. Tenant shall not be permitted to commence the Expansion Space Work unless and until Tenant delivers to Landlord evidence satisfactory to Landlord in its reasonable discretion, of the cost of the Expansion Space Work. If it is estimated that the cost of the Expansion Space Work will exceed the Expansion Space Allowance (such excess cost being referred to herein as the “Expansion Space Work Excess Cost”), Tenant shall not be entitled to any disbursement of the Expansion Space Allowance until Tenant has delivered to Landlord evidence satisfactory to Landlord in its reasonable discretion that Tenant has completed and paid for, out of Tenant’s own funds, the portion of the Expansion Space Work allocable to the Expansion Space Work Excess Cost. Notwithstanding the foregoing, if the cost of the Expansion Space Work, as evidenced to Landlord’s reasonable satisfaction, is less than the Expansion Space Allowance, then so long as (a) the cost of the Expansion Space Work is not less than $131,400.00 (i.e., $30.00 per square foot of rentable area), and (b) Tenant is not in default under the Lease beyond applicable periods of notice and cure, Tenant may obtain from Landlord such difference (but not to exceed $43,800.00) to reimburse Tenant for the cost of furniture, fixtures and equipment purchased by Tenant for use in connection with the Premises or to apply against the Annual Base Rent next accruing under the Lease after the Expansion Space Commencement Date. Such request by Tenant shall be accompanied by paid invoices and other documents reasonably requested by Landlord.

Parking. As of the Expansion Space Commencement Date, Tenant shall be entitled to use one (1) additional parking space in the Underground Garage.

Brokers. Landlord and Tenant each represent and warrant to the other that the only brokers they have dealt with in connection with this Amendment are The John Buck Company and Julien J. Studley, Inc. (collectively, “Brokers”), whose commissions and fees shall be paid pursuant to a separate written agreement. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any broker other than the Brokers for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

3

Limitation of Landlord’s Liability. The obligations of Landlord under the Lease as amended by this Amendment do not constitute personal obligations of the individual partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease as amended by this Amendment. In the event of any default by Landlord under the Lease as amended by this Amendment, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease. In the event of sale or other transfer of Landlord’s right, title and interest in the Building, Landlord shall be released from all liability and obligations thereafter accruing under the Lease as amended by this Amendment; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:				TENANT:

TWO PARK CENTER, L.L.C., a Delaware limited liability company				AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation

By:	SDC Buck II, L.L.C., a Delaware limited liability company, its Managing Member			By:	/s/ Patrick Pesch Patrick Pesch, authorized signatory

	By:	Buck P-Stone II, LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ John Q. O’Donnell
		Name:	John Q. O’Donnell
		Title:	Authorized Signatory

5

REAFFIRMATION OF GUARANTY

The undersigned, as guarantor of Tenant’s obligations under the Lease pursuant to that certain Guaranty dated March 13, 2002 (the “Guaranty”) and as of the date of the Amendment, hereby (a) consents to the Amendment; (b) ratifies the Guaranty; (c) confirms that the Guaranty remains in full force and effect; and (d) agrees that the Guaranty includes, without limitation, all of Tenant’s obligations under the Lease as amended by the Amendment.

CAREER EDUCATION CORPORATION, a Delaware corporation

By: /s/ Patrick Pesch
Name: Patrick Pesch
Title: Executive VP/CFO/SEC/TR

6

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of February 28 , 2003, by and between TWO PARK CENTER, L.L.C., a Delaware limited liability company (“Landlord”), and AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation (“Tenant”).

R E C I T A L S:

N. Landlord and Tenant entered into that certain Lease dated March 13, 2002 (the “Original Lease”), as amended by that certain First Amendment to Lease dated May 3, 2002 (the “First Amendment”), and by that certain Second Amendment to Lease dated September 30, 2002 (the “Second Amendment”), and by that certain Third Amendment to Lease dated January     , 2003 (the “Third Amendment”); (the Original Lease, the First Amendment, the Second Amendment and the Third Amendment are hereinafter referred to collectively as the “Lease”) for certain premises (the “Premises”) in the building located at 5550 Prairie Stone Parkway, Hoffman Estates, Illinois, commonly known as Two Park Center (the “Building”).

O. The Lease provides that possession of the Premises shall be delivered in phases. Tenant occupied and rent began accruing under the Third Expansion Space on January 6, 2003 (including, without limitation, Annual Base Rent at the rate of $12.75 per square foot of rentable area per annum, increasing as and when provided in the Lease). The Premises currently consist of 74,253 square feet of rentable area in the aggregate. Pursuant to the Third Amendment, as of April 1, 2003 the Premises shall consist of 78,633 square feet of rentable area. Pursuant to the Second Amendment, as of October 1, 2005, the Premises will consist of 85,810 square feet of rentable area (collectively, the “Original Premises”).

P. Tenant desires to lease an additional portion of the Building containing approximately 48,993 square feet of rentable area and depicted on Exhibit A attached hereto (the “Expansion Space”). The Expansion Space shall consist of two (2) spaces, the first containing approximately 15,000 square feet of rentable area (“Expansion Space A”) and the second containing approximately 33,993 square feet of rentable area (“Expansion Space B”).

Q. Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

Expansion Space Commencement Date. Effective as of the Expansion Space A Commencement Date (hereinafter defined), Expansion Space A shall be added to the Original Premises upon all of the terms and conditions of the Lease as modified herein. The Lease of Expansion Space A shall expire on December 31, 2010 notwithstanding the sooner expiration of the term of the Lease with respect to the Original Premises. The term “Expansion Space A Commencement Date” or “ESACD” shall mean the earlier of (i) the later of (a) July 1, 2003 or

(b) ninety (90) days after Landlord delivers possession of Expansion Space A to Tenant; or (ii) the date Tenant first occupies Expansion Space A for the conduct of its business. Effective as of the Expansion Space B Commencement Date (hereinafter defined), Expansion Space B shall be added to the Original Premises (the Original Premises, Expansion Space A and Expansion Space B shall be collectively referred to as the “Premises”) upon all of the terms and conditions of the Lease as modified herein. The Lease of Expansion Space B shall expire on December 31, 2010 notwithstanding the sooner expiration of the term of the Lease with respect to the Original Premises. The term “Expansion Space B Commencement Date” or “ESBCD” shall mean the earlier of (i) the later of (a) September 1, 2003 or (b) ninety (90) days after Landlord delivers possession of Expansion Space B to Tenant; or (ii) the date Tenant first occupies Expansion Space B for the conduct of its business.

Rent for the Premises.

Commencing on the Expansion Space A Commencement Date, Tenant shall pay to Landlord, in addition to Annual Base Rent for the Original Premises, Annual Base Rent with respect to the Expansion Space A in the manner and at the times set forth in Section 3.1 of the Original Lease (as amended by Section 2 of the First Amendment) and in the amounts set forth below, without demand, deduction or setoff, except as expressly provided in the Lease.

Period	Annual Base Rent per Rentable Square Foot	Annual Base Rent	Monthly Base Rent
ESACD – 6/30/04	$13.13	$196,950.00	$16,412.50
7/1/04 – 6/30/05	$13.53	$202,950.00	$16,912.50
7/1/05 – 6/30/06	$13.93	$208,950.00	$17,412.50
7/1/06 – 6/30/07	$14.35	$215,250.00	$17,937.50
7/1/07 – 6/30/08	$14.78	$221,700.00	$18,475.00
7/1/08 – 6/30/09	$15.22	$228,300.00	$19,025.00
7/1/09 – 6/30/10	$15.68	$235,200.00	$19,600.00
7/1/10 – 12/31/10	$16.15	$242,250.00	$20,187.50

Commencing on the Expansion Space B Commencement Date, Tenant shall pay to Landlord, in addition to Annual Base Rent for the Original Premises, Annual Base Rent with respect to the Expansion Space B in the manner and at the times set forth in Section 3.1 of the Original Lease (as amended by Section 2 of the First Amendment) and in the amounts set forth below, without demand, deduction or setoff, except as expressly provided in the Lease.

Period	Annual Base Rent per Rentable Square Foot	Annual Base Rent	Monthly Base Rent
ESBCD – 6/30/04	$13.13	$446,328.12	$37,194.01
7/1/04 – 6/30/05	$13.53	$459,925.32	$38,327.11
7/1/05 – 6/30/06	$13.93	$473,522.52	$39,460.21

2

Period	Annual Base Rent per Rentable Square Foot	Annual Base Rent	Monthly Base Rent
7/1/06 – 6/30/07	$14.35	$487,799.52	$40,649.96
7/1/07 – 6/30/08	$14.78	$502,416.60	$41,868.05
7/1/08 – 6/30/09	$15.22	$517,373.52	$43,114.46
7/1/09 – 6/30/10	$15.68	$533,010.24	$44,417.52
7/1/10 – 12/31/10	$16.15	$548,986.92	$45,748.91

As of the date of this Amendment, Tenant’s Building Expense Percentage for the Premises is 38.33%. Effective as of (i) April 1, 2003, Tenant’s Building Expense Percentage for the entire Premises shall be increased to 40.60% and the Premises shall be deemed to contain 78,633 square feet of rentable area in the aggregate, and (ii) the Expansion Space A Commencement Date, Tenant’s Building Expense Percentage for the entire Premises shall be increased to 48.34% and the Premises shall be deemed to contain 93,633 square feet of rentable area in the aggregate; (iii) the Expansion Space B Commencement Date, Tenant’s Building Expense Percentage for the entire Premises shall be increased to 65.89% and the Premises shall be deemed to contain 127,626 square feet of rentable area in the aggregate; and (iv) October 1, 2005, Tenant’s Building Expense Percentage for the entire Premises shall be increased to 69.59% and the Premises shall be deemed to contain 134,803 square feet of rentable area in the aggregate. Tenant shall pay Tenant’s Proportionate Share of Building Operating Expenses and Tenant’s Proportionate Share of Taxes for each year as set forth in Section 3.3 of the Original Lease

Condition of Expansion Space. Tenant acknowledges that it is leasing the Expansion Space in its “as is” condition, and that no agreements to alter, remodel, decorate, clean or improve the Expansion Space or the Building have been made by Landlord or any party acting on Landlord’s behalf, except that Landlord represents and covenants that the Expansion Space shall be in compliance with all applicable laws and governmental regulations at the time possession thereof is delivered to Tenant. Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to perform certain work in the Expansion Space to make the same ready for Tenant’s occupancy (the “Expansion Space Work”). Tenant shall be permitted to perform such work, subject to Tenant’s compliance with the provisions of Section 6.5 of the Original Lease, through a contractor approved by Landlord in advance and pursuant to plans and specifications approved by Landlord in advance. All costs of the Expansion Space Work shall be borne by Tenant; provided, however, Landlord shall contribute up to One Million two Hundred twenty four Thousand Eight Hundred and Twenty Five and 00/100 Dollars ($1,224,825.00) (being $25.00 per square foot of rentable area of the Expansion Space) (the “Expansion Space Allowance”). The portion of the Expansion Space Allowance allocable to Expansion Space A shall be $375,000.00 and shall be available on the Expansion Space A Commencement Date. The portion of the Expansion Space Allowance allocable to Expansion Space B shall be $849,825.00 and shall be available on the Expansion Space B Commencement Date. The Expansion Space Allowance shall be payable following the completion of the Expansion Space Work and upon receipt by Landlord of Tenant’s written demand therefor accompanied by (i) a reasonably detailed description of the Expansion Space Work, including, without limitation, the

3

identification of all contractors and material suppliers who have supplied labor or materials in connection with the Expansion Space Work, (ii) invoices marked “paid” from all contractors and material suppliers identified pursuant to clause (i), (iii) final lien waivers from all contractors and material suppliers identified pursuant to clause (i), and (iv) Tenant’s certification that the Expansion Space Work has been completed pursuant to the provisions of this Lease. The Expansion Space Allowance shall be available to reimburse Tenant for the costs of the Expansion Space Work; architectural and engineering costs and permit fees in connection with the Expansion Space; telecommunications, cabling and signage and other soft costs, in connection with the Expansion Space; and furniture, fixtures and equipment for the Expansion Space and the Original Premises, at Tenant’s option; and other similar items. In addition, if any portion of the Expansion Space Allowance remains undisbursed after completion and payment in full of the Expansion Space Work (the “Undisbursed Allowance”), then provided Tenant is not then in default under the Lease, Tenant may, upon written notice to Landlord delivered no later than the first anniversary of the Expansion Space Commencement Date, apply the lesser of (x) the Undisbursed Allowance, and (y) $244,965.00 (being $5.00 per square foot of rentable area of the Expansion Space), against the Base Rent next accruing under the Lease until the entire amount Tenant is entitled to apply against Base Rent has been so applied. Landlord shall have no obligation to pay any portion of the Expansion Space Allowance prior to each of the Expansion Space A Commencement Date and Expansion Space B Commencement Date, or at any time that Tenant is in default beyond applicable periods of notice and cure under the Lease. Landlord shall have no obligation to pay any portion of the Expansion Space Allowance unless the Expansion Space Work is completed and all of the items set forth in clauses (i) through (iv) above have been submitted to and approved by Landlord no later than the first anniversary of the Expansion Space B Commencement Date, time being of the essence. Tenant shall not be permitted to commence the Expansion Space Work unless and until Tenant delivers to Landlord evidence satisfactory to Landlord in its reasonable discretion, of the cost of the Expansion Space Work. If it is estimated that the cost of the Expansion Space Work will exceed the Expansion Space Allowance (such excess cost being referred to herein as the “Expansion Space Work Excess Cost”), Tenant shall not be entitled to any disbursement of the Expansion Space Allowance until Tenant has delivered to Landlord evidence satisfactory to Landlord in its reasonable discretion that Tenant has completed and paid for, out of Tenant’s own funds, the portion of the Expansion Space Work allocable to the Expansion Space Work Excess Cost.

Parking. As of the Expansion Space A Commencement Date, Tenant shall be entitled to use twelve (12) additional parking space in the Underground Garage. Thus, as of the Expansion Space A Commencement Date, Tenant shall be entitled to use a total of thirty-two (32) parking spaces in the Underground Garage.

Brokers. Landlord and Tenant each represent and warrant to the other that the only brokers they have dealt with in connection with this Amendment are The John Buck Company and Julien J. Studley, Inc. (collectively, “Brokers”), whose commissions and fees shall be paid pursuant to a separate written agreement. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any broker other than the Brokers for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

4

Limitation of Landlord’s Liability. The obligations of Landlord under the Lease as amended by this Amendment do not constitute personal obligations of the individual partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease as amended by this Amendment. In the event of any default by Landlord under the Lease as amended by this Amendment, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease. In the event of sale or other transfer of Landlord’s right, title and interest in the Building, Landlord shall be released from all liability and obligations thereafter accruing under the Lease as amended by this Amendment; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:				TENANT:

TWO PARK CENTER, L.L.C., a Delaware limited liability company				AMERICAN INTERCONTINENTAL UNIVERSITY, INC., a Georgia corporation

By:	SDC Buck II, L.L.C., a Delaware limited liability company, its Managing Member			By:	/s/ Patrick Pesch Patrick Pesch, authorized signatory

	By:	Buck P-Stone II, LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ John Q. O’Donnell
		Name:	John Q. O’Donnell
		Title:	Authorized Signatory

6

REAFFIRMATION OF GUARANTY

The undersigned, as guarantor of Tenant’s obligations under the Lease pursuant to that certain Guaranty dated March 13, 2002 (the “Guaranty”) and as of the date of the Amendment, hereby (a) consents to the Amendment; (b) ratifies the Guaranty; (c) confirms that the Guaranty remains in full force and effect; and (d) agrees that the Guaranty includes, without limitation, all of Tenant’s obligations under the Lease as amended by the Amendment.

CAREER EDUCATION CORPORATION, a
Delaware corporation

By:	/s/ Patrick Pesch
Name:	Patrick Pesch
Title:	Executive VP/CFO/SEC/TR

7